Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: HANCOCK FABRICS INC., et al., [1] Debtor.	: : : : : :	Chapter 11 Case No. 16-10296 (BLS) Re: Docket No. 1694

ORDER CONFIRMING THE DEBTORS’
SECOND AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION

WHEREAS, on December 2, 2016, Hancock Fabrics Inc., a Delaware corporation, and its affiliated entities (collectively, the “Debtors”), by and through their undersigned counsel, filed the Debtors’ Joint Chapter 11 Plan of Liquidation [Docket No. 1287] and related disclosure statement [Docket No. 1288]; and

WHEREAS, on March 8, 2017, the Debtors filed the Debtors’ First Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1485] and Debtors’ Disclosure Statement for Debtors’ First Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1486]; and

WHEREAS, on May 5, 2017, the Debtors filed the Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1607] (as it may be further amended, the “Plan”) and Debtors’ Second Amended Disclosure Statement for Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1608] (as it may be further modified, the “Disclosure Statement”); and

1         The Debtors in these cases, along with the last four digits of each Debtors’ federal tax identification number, are Hancock Fabrics, Inc. (0905), Hancock Fabrics, LLC (9837), Hancock Fabrics of MI, Inc. (5878), hancockfabrics.com, Inc. (9698), HF Enterprises, Inc. (7249), HF Merchandising, Inc. (8522) and HF Resources, Inc. (9563). The Debtors’ mailing address is P.O. Box 4440, Tupelo, MS 38803.

WHEREAS, on May 5, 2017 the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered its Order (A) Approving Second Amended Disclosure Statement With Respect To Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation Dated As Of May 5, 2017 (B) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation and (C) Scheduling a Hearing on Confirmation of Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation and Approving Related Notice Procedures [Docket No. 1624], (i) approving the Disclosure Statement, pursuant to section 1125 of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), as containing adequate information; (ii) approving the form and manner of notice of the hearing on the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, (iii) establishing procedures for the solicitation and tabulation of votes to accept or reject the Plan, including approval of (a) the forms of ballots for submitting votes on the Plan, (b) the deadline for submission of ballots, (c) the contents of proposed solicitation packages to be distributed to creditors and other parties in interest in connection with the solicitation of votes on the Plan (the “Solicitation Packages”), (d) the proposed record date for voting on the Plan and (e) certain related relief, and (iv) scheduling a hearing on confirmation of the Plan and approving related notice procedures (the “Solicitation Procedures Order”); and

WHEREAS, Kurtzman Carson Consultants (“KCC”), the Debtors’ tabulation and balloting agent (the “Balloting Agent”), transmitted the Solicitation Packages in compliance with the Solicitation Procedures Order, as attested to in the various affidavits of service on file with the Court, including Docket Numbers 1650 and 1652; and

WHEREAS, on May 11, 2017, the Debtors caused the Notice of (A) Deadline for Casting Votes to Accept or Reject Debtors’ Joint Chapter 11 Plan of Liquidation, (B) Hearing to Consider Confirmation of Joint Chapter 11 Plan of Liquidation and (C) Related Matters (the “Confirmation Hearing Notice”) to be published in the national edition of USA Today in compliance with the Solicitation Procedures Order, as attested to in the Affidavit of Publication on file with the Bankruptcy Court at Docket Number 1645; and

WHEREAS, on June 7, 2017, KCC filed the Certification of Michael J. Paque With Respect To the Tabulation of Votes on the Debtors Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1692] (the “Vote Certification”), attesting to the tabulation of all ballots received by the Balloting Agent no later than 5:00 p.m. Eastern Daylight Time on June 6, 2017 (the “Voting Deadline”) from holders of Claims in Classes 5A-5G (Other Secured Claims) and 6A-6G (General Unsecured Claims) and attesting to the results of the tabulation as follows:

a.     Classes 5A-5G (Other Secured Claims). Classes 5A-5G (Other Secured Claims) voted in favor of the Plan as follows:

Class	Case No.	Claim Amount In Favor	Number of Claims In Favor

5A	16-10296 (BLS)	$555,379.10 (100%)	15 of 15
5B	16-10297 (BLS)	[no voting creditors]	[no voting creditors]
5C	16-10298 (BLS)	[no voting creditors]	[no voting creditors]
5D	16-10299 (BLS)	[no voting creditors]	[no voting creditors]
5E	16-10300 (BLS)	[no voting creditors]	[no voting creditors]
5F	16-10301 (BLS)	[no voting creditors]	[no voting creditors]
5G	16-10302 (BLS)	[no voting creditors]	[no voting creditors]

In claim amount, a total of $555,379.10 in claims (100% of all voting creditors in Classes 5A-5G) approved the Plan. For numerosity, the Plan was approved by 15 of 15 (100%) of Class 5A-5G voting creditors. One Class 5A ballot was deemed to be “abstaining” because it did not indicate an acceptance or rejection of the Plan.

b.     Classes 6A-6G (General Unsecured Claims). Classes 6A-6G (General Unsecured Claims) voted in favor of the Plan as follows:

Class	Case No.	Claim Amount In Favor	Number of Claims In Favor

6A	16-10296 (BLS)	$87,506,211.71 (99.71%)	352 of 357
6B	16-10297 (BLS)	$74,336,303.00 (100%)	11 of 11
6C	16-10298 (BLS)	$74,223,787.00 (100%)	3 of 3
6D	16-10299 (BLS)	$74,223,787.00 (100%)	3 of 3
6E	16-10300 (BLS)	$74,226,950.67 (100%)	4 of 4
6F	16-10301 (BLS)	$74,223,787.00 (100%)	3 of 3
6G	16-10302 (BLS)	$74,223,787.00 (100%)	3 of 3

In claim amount, a total of $87,506,211.71 (99.71%) in Class 6A, $74,336,303.00 (100%) in Class 6B, $74,226,950.67 (100%) in Class 6E, and $74,223,787.00 (100%) in each of Classes 6C, 6D, 6F and 6G approved the Plan. For numerosity, the Plan was approved by 98.6% of voting creditors in Class 6A and 100% in each of Classes 6B-6G. One ballot in Class 6A was invalid and 18 ballots in Class 6A were deemed to be “abstaining” because they did not indicate an acceptance or rejection of the Plan. No ballots in any of Classes 6B-G were invalid or deemed to be “abstaining.”

WHEREAS, on March 24, 2016, the Debtors commenced an adversary proceeding against the McCall Pattern Co., Inc. (Adversary Case No. 16-50416) (the “McCall Adversary Proceeding”); and

WHEREAS, the McCall Adversary Proceeding was resolved by this Court’s Order Approving Settlement Agreement With Defendant Pursuant To Bankruptcy Rule 9019 entered May 3, 2016 [Adv. Docket No. 13]; and

WHEREAS, the McCall Adversary Proceeding was closed on April (sic) 3, 2017; and

WHEREAS, on November 23, 2016, the Debtors commenced an adversary proceeding against Trilegiant Corporation (Adversary Case No. 16-51527) (the “Trilegiant Adversary Proceeding”); and

WHEREAS, the Trilegiant Adversary Proceeding was resolved by this Court’s Order Approving Settlement And Release Agreement With Defendant Pursuant To Bankruptcy Rule 9019 entered April 28, 2017 [Adv. Docket No. 25]; and

WHEREAS, the Trilegiant Adversary Proceeding was closed on May 19, 2017; and

WHEREAS, on March 24, 2016, Debtors commenced an adversary proceeding against Simplicity Pattern Co., Inc. (Adversary Case No. 16-50417) (the “Simplicity Adversary Proceeding); and

WHEREAS, the Simplicity Adversary Proceeding is being resolved pursuant to that Supplement to Debtors’ Joint Chapter 11 Plan of Liquidation and Stipulation of Settlement of Adversary Proceeding and Claims of Simplicity Pattern Co., Inc. (the “Simplicity Stipulation”) [Docket No. 1677, Ex. C] in connection with the entry of this Confirmation Order; and

WHEREAS, on March 24, 2016, the Debtors commenced an adversary proceeding against Sykel Enterprises (“Sykel”), a division of Fabrique Innovations, Inc. (Adversary Case No. 16-50418) (the “Sykel Adversary Proceeding”); and

WHEREAS the Sykel Adversary Proceeding is pending; and

WHEREAS, objections to the Plan were filed by (i) the Michigan Department of Treasury [Docket No. 1546], (ii) the Official Committee of Unsecured Creditors [Docket No. 1575], (iii) Certain Texas Taxing Authorities’ Objection to Confirmation of Debtors’ First Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1676], (iv) the Chubb Companies [Docket No. 1684], (v) Certain Texas Ad Valorem Taxing Jurisdictions [Docket No. 1685], (vi) the United States Internal Revenue Service [Docket No. 1686], (vii) Mississippi Edgewater Square Investors, LLC [Docket No. 1687], and (viii) Sykel Enterprises [Docket No. 1689] (collectively, the “Objections”); and

WHEREAS, on June 7, 2017, the Debtors filed the Declaration of Joseph Marchese in Support of Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1695]; and

WHEREAS, on June 7, 2017, the Debtors filed the Memorandum of Law and Reply Brief in Support of Confirmation of Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1694] (the “Debtors’ Reply”); and

WHEREAS, on June 2, 2017, the Debtors filed the Plan Supplement Pursuant to Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1677] (the “Plan Supplement”); and

WHEREAS, on June 7, 2017, the Debtors filed the Second Plan Supplement Pursuant to Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1693] (the “Second Plan Supplement”); and

WHEREAS, on June 15, 2017, the Debtors filed the Notice of Filing of Third Plan Supplement Pursuant to Debtors’ Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1724] (the “Third Plan Supplement”); and

WHEREAS, a hearing to consider confirmation of the Plan was held on June 12, 2017 before The Honorable Brendan L. Shannon, Chief United States Bankruptcy Judge for the District of Delaware (the “Confirmation Hearing”); and

WHEREAS, the Court received evidence as set forth in the record, as reflected in the record of the Confirmation Hearing proceedings; and

NOW, THEREFORE, the Court having considered the Plan, the Affidavits and Certifications discussed above, objections filed to the Plan, the Debtors’ Reply, the testimony (if any) in connection with and record of the Confirmation Hearing and the entire record of these Chapter 11 Cases, and after due deliberation thereon;

THE COURT HEREBY FINDS AND DETERMINES THAT:

A.     Jurisdiction and Core Proceeding (28 U.S.C. § 157(b)(2)). This Court has jurisdiction under 28 U.S.C. §§ 157 and 1334 to consider confirmation of the Plan and all provisions thereof. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2).

B.     Venue (28 U.S.C. §§ 1408 and 1409). Venue of the Debtors’ Chapter 11 Cases is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

C.     Judicial Notice. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed with, all orders entered by, and all evidence and argument made, proffered or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

D.     Eligibility (11 U.S.C. § 109). The Debtors are entities eligible for relief under section 109 of the Bankruptcy Code.

E.     Transmittal and Mailing of Solicitation Materials and Notices. The solicitation materials and notices prescribed by the Solicitation Procedures Order were served in compliance with the Solicitation Procedures Order, and such service was appropriate and sufficient. Appropriate and sufficient notice of the Confirmation Hearing and the other deadlines and matters required to be noticed pursuant to the Solicitation Procedures Order was given in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Procedures Order, and no other or further notice is or shall be required

F.     Adequacy of Solicitation Procedures. All procedures used to distribute the solicitation materials to the appropriate parties entitled to vote on the Plan and to tabulate the ballots returned by voting creditors were fair and were conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Procedures Order. Votes for acceptance or rejection of the Plan were solicited and cast in good faith, and only after transmittal of a disclosure statement containing adequate information, and otherwise in compliance with 11 U.S.C. §§ 1125 and 1126 and Fed. R. Bankr. P. 3017 and 3018.

G.     Modifications to the Plan. The Debtors have modified the Plan (the “Modifications”) as set forth in Exhibit 2 to the Debtors’ Reply and the June 7, 2017 Plan, included as Exhibit A hereto, shall constitute the Plan. The Modifications do not adversely affect the treatment of any Claims against or Interests in the Debtors under the Plan. In accordance with Bankruptcy Rule 3019, all Claimholders or Interestholders who voted to accept that Plan are hereby deemed to have accepted the Plan, as amended, consistent with the Modifications. Accordingly, no Claimholder or Interestholder who has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Modifications. Disclosure of the Modifications in the Plan Modification Notice constitutes due and sufficient notice thereof. The Modifications comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

H.     Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1) and (a)(2)). The Plan complies with all applicable provisions of the Bankruptcy Code and Bankruptcy Rules, including sections 1122 and 1123 of the Bankruptcy Code.

I.     Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The Plan properly establishes separate classes of Claims and Interests, designated 1A-1G through 7A-7G, as follows:

Classes	Description

1A-1G	Other Priority Claims for each of the Estates

2A-2G	Wells Fargo Prepetition Claims for each of the Estates

3A-3G	GACP Prepetition Claims for each of the Estates

4A-4G	Noteholder Prepetition Claims for each of the Estates

5A-5G	Other Secured Claims for each of the Estates

6A-6G	General Unsecured Claims for each of the Estates

7A-7G	Interests and Securities Subordinated Claims for each of the Estates

Classification of these Claims or Interests is proper and consistent with section 1122 of the Bankruptcy Code because each Claim or Interest classified in such Classes is substantially similar to the other Claims or Interests therein. The Plan thereby satisfies section 1123(a)(1) of the Bankruptcy Code. The classification of Claims and Interests under the Plan is reasonable and necessary to implement the Plan. Additionally, Article 3 of the Plan designates (but does not classify) Claims of the type described in section 507(a)(1) of the Bankruptcy Code (Administrative Expense Claims) and Claims of the type described in section 507(a)(8) of the Bankruptcy Code (Priority Tax Claims).

J.     Specified Treatment of Unimpaired Claims (11 U.S.C. § 1123(a)(2)). Article 5 of the Plan specifies whether each Class of Claims and Interests is impaired or not impaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

K.     Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article 4 of the Plan sets forth the treatment of each impaired Class of Claims or Interests, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

L.     No Discrimination (11 U.S.C. § 1123(a)(4)). Article 4 of the Plan provides that the treatment of each Claim or Interest in each particular Class is the same as the treatment of any such Claim or Interest in such Class, unless the particular Claimholder or Interestholder has agreed to a less favorable treatment of such particular Claim or Interest, thereby satisfying section 1124(a)(4) of the Bankruptcy Code.

M.     Implementation of the Plan (11 U.S.C. § 1123(a)(5)). Article 7 provides adequate and proper means for implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

N.     Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan is a liquidating plan, and does not provide for the issuance of equity or other securities to creditors or equity holders. Section 9.J. of the Plan prohibits the issuance of non-voting securities. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code have been satisfied.

O.     Selection of Officers, Directors or Trustee (11 U.S.C. § 1123(a)(7)). Article 7 of the Plan provides for the appointment of Meta Advisors, Inc. (“Meta”) to serve as the Responsible Person on and following the Plan Effective Date. Meta’s qualifications are included in the Disclosure Statement as “Exhibit D” thereto. Meta was selected to serve as Responsible Person due to its experience in performing corporate plan administration and business management in chapter 11 cases. The terms of Meta’s retention have been disclosed to creditors and parties in interest through the inclusion of the Meta Retention Agreement as “Exhibit E” to the Debtors’ Third Plan Supplement dated as of June 15, 2017 [Docket No. 1724]. The voting classes, Classes 5A-5G and 6A-6G, were informed of the selection of Meta and voted in favor of the Plan. The process through which Meta was selected was appropriate. In accordance with section 1123(a)(7) of the Bankruptcy Code, selection of the Responsible Person is consistent with the interests of creditors, equity security holders and with public policy.

P.     Retention of Financial Advisor. Article 7 of the Plan provides for the appointment of Joseph Marchese (“Marchese”) to serve as financial advisor on and following the Plan Effective Date. Marchese’s qualifications are included in the Disclosure Statement as “Exhibit D” thereto. Marchese was selected to serve as financial advisor due to his extensive experience with the Debtors’ operations, business records and financial matters prior to and during the Debtors’ Chapter 11 Cases. The terms of Marchese’s retention has been disclosed to creditors and parties in interest through the inclusion of the Marchese Retention Agreement as “Exhibit F” to the Debtors’ Second Plan Supplement dated as of June 7, 2017 [Docket No. 1693]. The voting classes, Classes 5A-5G and 6A-6G, were informed of the selection of Marchese and voted in favor of the Plan. The process through which Marchese was selected was appropriate. In accordance with section 1123(a)(7) of the Bankruptcy Code, selection of the financial advisor is consistent with the interests of creditors, equity security holders and with public policy.

Q.     Retention of Litigation Counsel. Article 7.E of the Plan provides for the appointment of Richards, Layton, & Finger, P.A. (“RLF”), current co-counsel to the Debtors, to be retained as Litigation Counsel in accordance with the terms of the Plan, to serve in such capacity on and following the Plan Effective Date. RLF shall serve as Litigation Counsel in connection with the Sykel Litigation and any litigation or contested matter involving members of the Post-Effective Date Committee.

R.     Impairment/Unimpairment of Classes (11 U.S.C. § 1123(b)(1)). In accordance with section 1123(b)(1) of the Bankruptcy Code, Article 3 of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests under the Plan.

S.     Treatment of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). Article 8.A. of the Plan provides, that, except as otherwise provided in the Plan, each of the executory contracts and unexpired leases to which the Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases pursuant to section 365 of the Bankruptcy Code, shall be deemed rejected by the Debtor on the Effective Date, unless such contract or lease (a) was previously assumed by the Debtor by order of the Court, (b) is the subject of a motion to assume by the Debtor pending on or before the Effective Date or (c) is otherwise assumed pursuant to the terms of and subject to all provisions set forth in the Plan.

T.        Retention, Enforcement and Settlement of Claims of the Debtor (11 U.S.C. § 1123(b)(3)). Article 7.J. of the Plan provides that, except as otherwise provided in the Plan, or in any contract, instrument, release or agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, all claims, causes, Preference Actions and/or Rights of Action that the Debtors or the Estates may have against any person or entity will be preserved, including without limitation any and all Rights of Action the Debtors, the Estates or other appropriate party in interest may assert under Chapters 5 and 7 of the Bankruptcy Code, including without limitation sections 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of the Bankruptcy Code. Subject to the preceding sentence, the Responsible Person following consultation with the Post-Effective Date Committee will determine whether to bring, settle, release, compromise or enforce such claims, causes or Rights of Action, and will not be required to seek further approval of the Bankruptcy Court for such actions. The Responsible Person shall not be required to consult with any Post-Effective Date Committee member whose Claim is the subject of any such claims, causes or Rights of Action (including without limitation a Preference Action) by the Debtors or the Estates, and such Post-Effective Date Committee member shall recuse himself or herself from any discussion with the Responsible Person with respect thereto. The Debtors and the Estates shall retain all claims, causes, and Rights of Action (including Preference Actions, fraudulent transfers, and all potential actions relating to payments made prior to the Petition Date, of which non-exhaustive lists were filed with the Bankruptcy Court in each of the respective Debtors’ Statement of Financial Affairs). Article 9.F.1 of the Plan provides that, unless a Claim is specifically Allowed pursuant to or under the Plan, or otherwise Allowed prior to or after the Effective Date, the Debtors, the Responsible Person and the Post-Effective Date Committee reserve any and all objections to any and all Claims and motions or requests for the payment of Claims, whether administrative expense, secured or unsecured, including without limitation any and all objections to the validity or amount of any and all alleged Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. The Debtors’ failure to object to any Claim in the Chapter 11 Cases shall be without prejudice to the Responsible Person’s and/or the Post-Effective Date Committee’s right to contest or otherwise defend against such Claim in the Bankruptcy Court when and if such Claim is sought to be enforced by the holder of the Claim.

U.     Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Based on the record before the Court, the Debtors and their agents have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by section 1129(a)(2) of the Bankruptcy Code.

V.     Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). Based on the record before the Court, the Debtors have proposed the Plan in good faith and not by any means forbidden by law, and the Debtors and their officers and directors have acted in good faith in the negotiation and formulation of the Plan, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.

W.     Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Article 3.D.1. of the Plan provides that Fee Claims submitted by estate professionals will be entitled to payment only if and to the extent they are approved by the Court. Article 3.C. of the Plan provides that all other Administrative Claims will be entitled to payment only to the extent they are allowed claims. Accordingly, section 1129(a)(4) of the Bankruptcy Code is satisfied.

X.     Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). As set forth in Paragraph N. of this Order, the Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. Meta is qualified to serve as Responsible Person and Marchese is qualified to serve as financial advisor. They are disinterested and lack any conflicts of interest. The powers granted to Meta and Marchese under the Plan are consistent with applicable state law and the provisions of the Bankruptcy Code concerning liquidation proceedings. The appointment of Meta and Marchese is consistent with the interests of Creditors and Interestholders and with public policy.

Y.     No Rate Changes (11 U.S.C. § 1129(a)(6)). The transactions contemplated by the Plan do not involve any rates established or approved by, or otherwise subject to, any governmental regulatory commission. Thus, section 1129(a)(6) of the Code is inapplicable.

Z.     Best Interests of Creditors Test (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. Specifically, with respect to each Impaired Class, each Claim holder or Interest holder either has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such Claim holder or Interest holder would receive pursuant to a liquidation of the Debtor under chapter 7 of the Bankruptcy Code.

AA.     Acceptance of Plan by Each Impaired Class (11 U.S.C. § 1129(a)(8)). Classes 1A-1G (Other Priority Claims), 2A-2G (Wells Fargo Prepetition Claims), 3A-3G (GACP Prepetition Claims), and 4A-4G (Noteholder Prepetition Claims) are not impaired by the Plan and are conclusively presumed to have voted to accept the Plan. Classes 7A-7G (Interests and Securities Subordinated Claims) will not retain any value or receive any distribution under the Plan and are therefore deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and not entitled to vote. Class 5A-5G (Other Secured Claims) and Classes 6A-6G (General Unsecured Claims) are impaired by the Plan and are entitled to vote on the Plan. As attested in the Vote Certification, Classes 5A-5G and 6A-6G have voted to accept the Plan.

BB.     Treatment of Administrative and Tax Claims (11 U.S.C. § 1129(a)(9)). Articles 3.A.-C., 3.E. and 4.A. of the Plan satisfy the requirements of section 1129(a)(9)(A), (B) and (C) of the Bankruptcy Code.

CC.     Impaired Class Approval (11 U.S.C. § 1129(a)(10)). As attested in the Vote Certification, more than a majority in number and two-thirds in dollar amount of non-insider voting creditors in Classes 5A-5G (Other Secured Claims) and Classes 6A-6G (General Unsecured Claims) who were entitled to accept or reject the Plan have voted to accept the Plan. Therefore, section 1129(a)(10) of the Bankruptcy Code is satisfied.

DD.     Feasibility (11 U.S.C. § 1129(a)(11)). The Debtors have sufficient Assets, and the Plan provides adequate means with which, to satisfy any required distributions on account of Administrative Claims, Priority Claims, Classes 1A-1G (Other Priority Claims), Classes 2A-2G (Wells Fargo Prepetition Claims), Classes 3A-3G (GACP Prepetition Claims), Classes 4A-4G (Noteholder Prepetition Claims), Classes 5A-5G (Other Secured Claims), and Classes 6A-6G (General Unsecured Claims). The Plan properly provides for the means for the Responsible Person and the financial advisor to complete the liquidation of the Estates and to make the distributions to creditors according to the relative priorities of the parties. Also, as the Plan provides for the liquidation of the Debtors, confirmation of the Plan is not likely to be followed by the need for further financial reorganization of the Debtors. Thus, section 1129(a)(11) of the Bankruptcy Code has been satisfied.

EE.     Payment of Fees (11 U.S.C. § 1129(a)(12)). Article 12.B. of the Plan provides that, on or before the Effective Date, all fees due and payable pursuant to 28 U.S.C. § 1930 shall be paid in full in cash, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

FF.     Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors are not obligated, now or in the future, to pay “retiree benefits” as such term is defined in section 1114 of the Bankruptcy Code. Accordingly, section 1129(a)(13) is inapplicable.

GG.     Identification of Plan Proponents (Fed. R. Bankr. P. 3016(a)). As required by Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the Plan proponents.

HH.     Fair and Equitable; No Unfair Discrimination (11 U.S.C. § 1129(b)). The Plan does not “discriminate unfairly” and is fair and equitable with respect to each Impaired Class of Claims or Interests that has not voted to accept the Plan. Classes 1A-1G (Other Priority Claims), 2A-2G (Wells Fargo Prepetition Claims), 3A-3G (GACP Prepetition Claims), and 4A-4G (Noteholder Prepetition Claims) are not impaired by the Plan and are conclusively presumed to have voted to accept the Plan. As attested in the Vote Certification, Classes 5A-5G and 6A-6G have voted to accept the Plan. Classes 7A-7G is not receiving any distribution under the Plan and is deemed to have rejected the Plan. The Plan does not unfairly discriminate against holders of claims and interests in Classes 7A-7G. A reasonable basis exists for separately classifying the Claimholders and Interestholders of Classes 7A-7G from other holders of Claims and Interests. Classes 5A-5G consists of Other Secured Claims. Classes 7A-7G consists only of equity Interests in the Debtor and Claims subordinated to the level of equity Interests. The Plan is fair and equitable with respect to Classes 7A-7G. No holder of a Claim or Interest that is junior to the Claims or Interests in Classes 7A-7G will receive any property on account of its Claim or Interest under the Plan. The Plan satisfies the absolute priority rule of section 1129(b)(2) of the Code and is fair and equitable with respect to Classes 7A-7G.

II.     Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933.

JJ.     Only One Plan (11 U.S.C. § 1129(c)). Other than the Plan (including previous versions thereof), no plan has been filed in these Chapter 11 Cases, thereby satisfying the requirements of section 1129(c) of the Bankruptcy Code.

KK.     Comprehensive Settlement of Claims and Controversies. In accordance with section 1123(b)(3) of the Bankruptcy Code, and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a Claimholder or Interestholder may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The settlement or compromise of such claims or controversies, as provided in the Plan, is in the best interests of the Debtors, their Estates, and Claimholders and Interestholders and is fair, equitable and reasonable.

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1.     Confirmation. The Plan is hereby confirmed pursuant to section 1129 of the Bankruptcy Code. A copy of the Plan is attached hereto as Exhibit A.

2.     Capitalized Terms. Capitalized terms not otherwise defined herein have the meanings given to them in the Plan; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Order (the “Confirmation Order”), the terms of this Order shall control.

3.     Objections. All of the objections to confirmation of the Plan and all reservation of rights included that have not been resolved, withdrawn or rendered moot are overruled. The objection [Docket No. 1689] filed to the Plan by Sykel is overruled for the reasons set forth on the record at the Confirmation Hearing and based on the Debtors’ agreement to increase the amount of the reserve to be established on account of Sykel’s asserted administrative claims (the “Sykel Claims”) to $830,000 (the “Sykel Reserve”) pending resolution of the Sykel Adversary Proceeding and the Debtors’ related objections to the Sykel Claims or upon further order of the Bankruptcy Court. The Bankruptcy Court will hold a status conference in the Sykel Adversary Proceeding on or before September 30, 2017 at which time the Debtors and/or the Responsible Person may ask the Bankruptcy Court to revisit the amount of the Sykel Reserve.

4.     Incorporation of Terms and Provisions of Plan. The terms and provisions of the Plan are incorporated by reference into and are an integral part of the Confirmation Order. Each term and provision of the Plan is valid, binding and enforceable as though fully set forth herein. The provisions of the Plan and the Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent. The failure specifically to include or reference any particular term or provision of the Plan in the Confirmation Order shall not diminish or impair the effectiveness of such term and provision, it being the intent of the Court that the Plan be confirmed in its entirety.

5.     Binding Effect. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, immediately upon the entry of this Order, the provisions of the Plan shall bind any Claimholder or Interestholder and their respective successors and assigns, whether or not the Claimholder or Interestholder is impaired under the Plan and whether or not such holder has accepted the Plan.

6.     Plan Classification Controlling. The classifications of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the ballots tendered to the Debtors’ creditors in connection with voting on the Plan (a) were set forth on the ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect, the actual classifications of such Claims under the Plan or for distribution purposes and (c) shall not be binding on the Debtors, their Estates, or the Responsible Person.

7.     Rejection of Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan, each of the executory contracts and unexpired leases to which the Debtors are a party, to the extent such contracts or leases are executory contracts or unexpired leases pursuant to section 365 of the Bankruptcy Code, is hereby rejected by the Debtors, unless such contract or lease (a) was previously assumed by the Debtors by order of the Court, (b) is subject of a motion to assume pending on or before the Effective Date or (c) is otherwise assumed pursuant to the terms of and subject to all provisions set forth in the Plan; provided, however, that nothing contained herein or in Article 8 of the Plan shall constitute an admission by the Debtors that such contract or lease is an executory contract or unexpired lease or that the Debtors or their successors and assigns have any liability thereunder.

8.     Injunction. Except as otherwise expressly provided in the Plan, and except in connection with the enforcement of the terms of the Plan or any documents provided for or contemplated in the Plan, all entities who have held, hold or may hold Claims against or Interests in the Debtors or the Estates that arose prior to the Effective Date are permanently enjoined from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtors, the Responsible Person or the Estates, or any property of the Debtors, the Responsible Person or the Estates, with respect to any such Claim or Interest; (b) the enforcement, attachment, collection or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Debtors, the Responsible Person or the Estates, or any property of the Debtors, the Responsible Person or the Estates, with respect to any such Claim or Interest; (c) creating, perfecting or enforcing, directly or indirectly, any Lien or encumbrance or any kind against the Debtors, the Responsible Person or the Estates, or any property of the Debtors, the Responsible Person or the Estates, with respect to any such Claim or Interest; (d) asserting, directly or indirectly, any setoff of any kind against any obligation due the Debtors, the Responsible Person, or the Estates, or any property of the Debtors, the Responsible Person or the Estates, with respect to any such Claim or Interest, unless approved by the Bankruptcy Court (including without limitation obtaining such Bankruptcy Court approval at the time of adjudication of the related action); and (e) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan with respect to such Claim or Interest. Without limiting the foregoing, the automatic stay provided under Bankruptcy Code Section 362(a) shall remain in effect. Nothing contained in Article 10.A of the Plan shall prohibit the holder of a timely-filed proof of Claim or Interest from litigating its right to seek to have such Claim or Interest declared an Allowed Claim or Interest and paid in accordance with the distribution provisions of the Plan, or enjoin or prohibit the interpretation or enforcement by the holder of such Claim or Interest of any of the obligations of the Debtors or the Responsible Person under the Plan. The Confirmation Order shall also constitute an injunction enjoining any Person from enforcing or attempting to enforce any Right of Action against any present or former shareholder, director, officer, employee, attorney or agent of the Debtors based on, arising from or related to any failure to pay, or make provision for payment of, any amount payable with respect to any Priority Tax Claim on which the payments due under Article 3.E. of the Plan have been made or are not yet due under Article 3.E. of the Plan.

9.     Exculpation and Limitation of Liability. The Debtors, the Creditors’ Committee in its capacity as such, the Post-Effective Date Committee in its capacity as such, and any such parties’ respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents, who served on or after the Petition Date, and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Rights of Action, or liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Debtors’ Chapter 11 Cases, negotiation and filing of the Plan, filing the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence and except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

10.     Release of Liens. Except as otherwise provided in the Plan, this Order or in any document, instrument or other agreement created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estates shall be released.

11.     Appointment of Responsible Person. From and after the Effective Date, Meta is appointed to serve as the Responsible Person in accordance with the terms of the Plan and the terms of that certain Retention Agreement, a copy of which was included as Exhibit E to the Third Plan Supplement [Docket No. 1724] (the “Meta Retention Agreement”), all of which are hereby approved. Upon the Effective Date, the Responsible Person shall be deemed elected and appointed by all requisite action under law as the sole board-appointed officer and shareholder-appointed director for the Debtors for all purposes and in all respects, with all necessary and appropriate power to act for, on behalf of and in the name of the Debtors, with the same power and effect as if each of his actions in furtherance of his duties as responsible person and as a board-appointed officer and shareholder-appointed director for the Debtors were explicitly authorized by the appropriate board of directors or shareholders, including without limitation the power to open, close and manage bank accounts, enter into business transactions within or without the ordinary course of business and authorize and benefit from any insurance policies and rights of indemnification, commence and pursue dissolution or winding up proceedings for the Debtors, to the extent necessary or appropriate, and to take any and all actions and execute all documents and instruments as may be necessary or appropriate in connection with such dissolution, winding up, bankruptcy or insolvency proceedings, subject only to the responsibilities and requirements imposed upon the Debtors by the Plan, the Bankruptcy Code and other applicable law, with such appointment deemed effective as of the Effective Date.

12.     Retention of Joseph Marchese of Clear Thinking Group. From and after the Effective Date, Joseph Marchese (“Marchese”), in his capacity as a partner in Clear Thinking Group (“CTG”), is retained as Post-Effective Date Financial Advisor in accordance with the terms of the Plan and the terms of that certain Retention Agreement, a copy of which was included as Exhibit F to the Second Plan Supplement [Docket No. 1693] (the “Marchese Retention Agreement”), which is hereby approved.  Pursuant to and in accordance with the Plan, as of the Effective Date of the Plan, Marchese shall be retained as the Debtors’ financial advisor to assist the Responsible Person in managing the winddown of the Debtors’ Estates.  Upon the appointment of the Responsible Person by the Bankruptcy Court pursuant to the Plan, Marchese shall be deemed retained by the Responsible Person for all purposes contemplated by the Plan.

13.     Retention of Richards, Layton, & Finger, P.A. Richards, Layton, & Finger, P.A. (“RLF”), current co-counsel to the Debtors, is retained as Litigation Counsel in accordance with the terms of the Plan. RLF shall serve as Litigation Counsel in connection with the Sykel Litigation and any litigation or contested matter involving members of the Post-Effective Date Committee.

14.     Effectuating Documents and Actions. Without further Court approval, the Responsible Person is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Responsible Person is authorized to establish (i) the Hancock Senior Claims Reserve and (ii) the Hancock Administrative Fund, and to adjust the Hancock Administrative Budget, Hancock Administrative Fund and Hancock Senior Claims Reserve, as appropriate, pursuant to the Plan.

15.     Continued Corporate Existence. The Board of Directors shall be reconstituted on the Effective Date and shall consist solely of the Responsible Person. From and after the Effective Date, the Debtors shall continue to exist for the purpose of liquidating and winding up the Estates.

16.     Rights, Powers and Duties of the Debtors. The Debtors shall retain and have all the rights, powers and duties necessary to carry out their responsibilities under the Plan, which shall be carried out by the Responsible Person (subject to the oversight of the Post-Effective Date Committee as set forth in the Plan) on behalf of the Debtors.

17.     Preservation of Rights of Action/Preference Actions. Except as otherwise provided in the Plan, this Order or in any contract, instrument, release, agreement or other document entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, all Claims, Causes, Preference Actions, and Rights of Action of the Debtors, the Estates or the Responsible Person, including without limitation all of the Debtors’ and the Estates’ claims under Chapter 5 of the Bankruptcy Code, shall be preserved. The Debtors, the Responsible Person and the Post-Effective Date Committee reserve any and all objections to any and all Claims and motions or requests for the payment of Claims, whether administrative expense, secured or unsecured, including without limitation any and all objections to the validity or amount of any and all alleged Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. The Debtors’ failure to object to any Claim in the Chapter 11 Cases shall be without prejudice to the Responsible Person’s and/or the Post-Effective Date Committee’s right to contest or otherwise defend against such Claim in the Bankruptcy Court when and if such Claim is sought to be enforced by the holder of the Claim.

18.     Dissolution of Creditors’ Committee. Subject to the terms of Article 7.C. of the Plan, on the Effective Date, the Creditors’ Committee shall dissolve automatically (being reconstituted as set forth below) whereupon its members, professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases which shall remain in full force and effect according to their terms; applications for Professional Fee Claims; requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in the Chapter 11 Cases; and any motions or other actions seeking enforcement or implementation of the provisions of the Plan or the Confirmation Order.

19.     Creditor Designees. As of the Effective Date, the Creditors’ Committee shall be reconstituted as the Post-Effective Date Committee and shall be comprised of one or more members of the Creditors’ Committee which members shall be designated by the Creditors’ Committee in accordance with the terms of the Plan. The Creditors’ Committee members who are not members of the Post-Effective Date Committee shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Creditors’ Committee members. In the event of death or resignation of any member of the Post-Effective Date Committee, the remaining members of the Post-Effective Date Committee shall have the right to designate a successor from among the holders of Allowed Classes 6A-6G (General Unsecured) Claims. If a Post-Effective Date Committee member assigns its Claim in full or releases the Debtors from payment of the balance of its Claim, such act shall constitute a resignation from the Post-Effective Date Committee. Until a vacancy on the Post-Effective Date Committee is filled, the Post-Effective Date Committee shall function in its reduced number. Following all payments being made to the holders of Allowed Unsecured Claims under the Plan, the Post-Effective Date Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Post-Effective Date Committee members, and the retention or employment of the Committee’s attorneys and Professionals shall terminate. The members of the Post-Effective Date Committee shall undertake their duties as specified in the Plan. With respect to all conduct while acting in such capacity, members of the Post-Effective Date Committee shall not assume or be deemed to have assumed any liability to creditors, the Debtors, or any other parties in interest in the Chapter 11 Cases and shall not be liable for any acts or omissions while acting in that capacity, except for bad faith and acts or omissions constituting malfeasance or gross negligence. The Post-Effective Date Committee shall have the right to retain counsel or other Professionals, which shall be paid reasonable fees and expenses by the Debtors. The Post-Effective Date Committee shall benefit from each and every insurance policy obtained by or for the benefit of the officers or employees of the Debtors. Such authorization and benefits shall also extend to any, each and every successor, without reservation or limitation.

20.     Supplemental Indemnification; Limitation of Liability. The Responsible Person, the Post-Effective Date Committee and all of their respective designees, employees or professionals or any duly designated agent or representative of the Responsible Person, the Post-Effective Date Committee, or their respective employees, shall not be liable for the act or omission of any other member, designee, agent or representative of the Responsible Person or the Post-Effective Date Committee, nor shall they be liable for any act or omission taken or omitted to be taken in their respective capacities, including as a board appointed officer of the Debtors, other than acts or omissions resulting from willful misconduct, gross negligence or fraud. The Responsible Person and the Post-Effective Date Committee may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such persons. Notwithstanding such authority, the Responsible Person and the Post-Effective Date Committee shall not be under any obligation to consult with attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability, unless such determination is based on willful misconduct, gross negligence or fraud. The Debtors and the Estates shall indemnify and hold harmless the Responsible Person and the Post-Effective Date Committee and their designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to such actions or omissions, or consequences of their actions or omissions with respect or related to the performance of their duties or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such persons for such actions or omissions as a result of willful misconduct, gross negligence or fraud.

21.     Cancellation of Securities, Instruments and Agreements. On the Effective Date, (a) the Existing Stock, Interests and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors will be cancelled and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, certificates or articles of incorporation or similar documents governing the Existing Stock, Interests and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors will be released and discharged, and the holders thereof shall have no rights against the Debtors, the Responsible Person or the Estates, and such instruments shall evidence no such rights, except the right to receive distributions provided for in the Plan.

22.     Corporate Action. On the Effective Date, the matters under the Plan involving or requiring corporate action of the Debtors, including, but not limited to, actions requiring a vote or other approval of the board of directors, shareholders or members and execution of all documentation incident to this Plan, are authorized by this Court and shall be deemed to have occurred and be in effect from and after the Effective Date without any further action by this Court or the officers, directors or (with respect to Debtor entities that are limited liability companies) manager for each of the Debtors and for all subsidiaries of the Debtors.

23.     Dissolution of Debtors. Upon the filing by or on behalf of the Debtors of a certificate of dissolution with the appropriate state authority, the Debtors shall be deemed dissolved for all purposes without the necessity for any further actions to be taken by or on behalf of such entity or payment to be made in connection therewith. From and after the Effective Date, the Debtors shall not be required to file any document or take any action to withdraw its business operation from any states in which the Debtors were previously conducting business. As soon as practicable after the Effective Date and pursuant to the Plan, after the liquidation and winding up of the Estates and the completion of distributions under the Plan, the Responsible Person shall file a certificate of dissolution in the applicable state of incorporation and the Debtors shall dissolve and cease to exist.

24.     Revesting of Property. On the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, the Assets of the Debtors shall automatically vest in the Debtors, free and clear of all claims, liens, charges, interests or other encumbrances, except as specifically provided otherwise in the Plan.

25.     Conveyance Free and Clear. All Assets of the Debtors sold at any time during the Chapter 11 Cases pursuant to section 363 of the Bankruptcy Code was or is sold free and clear of all liens, claims, encumbrances and interests except as may otherwise be specifically provided in a Final Order of the Court approving such sale.

26.     Exemption from Certain Transfer Taxes. To the extent provided under section 1146(c) of the Bankruptcy Code and applicable law, (a) any transfers from the Debtors to any post-Effective Date Debtor entity pursuant to the Plan, (b) the issuance, transfer or exchange of any security or the making or delivery of any instrument of transfer pursuant to the Plan, or (c) any sale of any Asset occurring upon or after the Effective Date by the Debtors shall all be deemed to be in furtherance of the Plan and shall not be subject to any stamp tax or similar tax. All appropriate state or local governmental officials shall forego the collection of any such stamp or similar tax and shall accept for filing and recordation any applicable instruments or documents without the payment of any such stamp tax or similar tax.

27.     Stay. Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 and 362 of the Bankruptcy Code, the Plan, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of (a) closing of the Chapter 11 Cases or (b) dissolution of all of the Debtors.

28.     Deadline for Filing Fee Claims. Requests for Fee Claims and all claims of all Persons requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date (including any substantial contribution claims) must be filed and served on the Responsible Person on behalf of the Debtors, and counsel to the Debtors, no later than forty-five (45) days after the Effective Date (the “Fee Claims Bar Date”). Objections to any such Professional Claims and substantial contribution claims must be Filed and served on the claimant no later than thirty (30) days after the Fee Claims Bar Date.

29.     Second Administrative Expense Request Deadline. The deadline for filing Administrative Expense Requests for Administrative Claims not subject to the Bar Date Order (excluding Fee Claims) shall be thirty (30) days after the Effective Date of the Plan, unless otherwise ordered by the Bankruptcy Court except with respect to Fee Claims.

30.     Rejection Damages Bar Date. If a Claim arises from the rejection of any executory contract or unexpired lease (including claims under section 365(d)(3) of the Bankruptcy Code), then such Claim shall be forever barred and shall not be enforceable against the Debtors or the Estates or such entities’ properties unless a proof of claim asserting such Claim is filed with the Bankruptcy Court and served on the Debtors within thirty (30) days after the Effective Date or such earlier date previously set by order of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, all such Claims arising from the rejection of executory contracts or unexpired leases shall be treated as General Unsecured Claims under the Plan.

31.     Findings of Fact and Conclusions of Law. The determinations, finding, judgments, decrees and orders set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. Each finding of fact set forth herein, to the extent it is or may be so deemed a conclusion of law, shall also constitute a conclusion of law. Each conclusion of law set forth herein, to the extent it is or may be so deemed a finding of fact, shall also constitute a finding of fact.

32.     Jurisdiction of the Court. Until the Effective Date, this Court shall retain jurisdiction over the Debtors and their Assets and the Estates. Thereafter, jurisdiction of the Bankruptcy Court shall continue to the greatest extent legally permissible, including without limitation the subject matters set forth in Article 12 of the Plan and the following: (i) to adjudicate any and all adversary proceedings, motions, applications and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate all issues relating to Disputed Claims, including without limitation any reserves with respect to Disputed Claims or the administration thereof, and all controversies and issues arising from or relating to any of the foregoing; (ii) to consider any amendments to or modifications of the Plan, to cure any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, including without limitation the Confirmation Order; (iii) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan or the Confirmation Order including disputes arising under agreements, documents or instruments executed or entered into in connection with the Plan or the Confirmation Order; (iv) to issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with the occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided in the Plan; (v) to determine any other matters that may arise in connection with or related to the Plan, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created or implemented in connection with the Plan or the Confirmation Order; (vi) to enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, exculpations, and rulings entered in connection with the Chapter 11 Cases (whether or not the Chapter 11 Cases have been closed); (vii) to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Bar Date Orders and dates related thereto including without limitation bar dates with respect to Governmental Units, the Second Administrative Expense Request Deadline, and/or the hearing on the approval of the Plan for the purpose of determining whether a Claim or Interest is discharged and/or enjoined in the Plan, the Confirmation Order or by any other means or for any other purpose; and (viii) to resolve any other matter or for any purpose specified in the Plan, the Confirmation Order, or any other document entered into in connection with either of the foregoing.

33.     Effectiveness of Order. Notwithstanding Bankruptcy Rules 3020(e) and 6004(h) or any other provision of the Bankruptcy Code or Bankruptcy Rules, this Order shall be effective immediately upon its entry, and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

34.     Notice of Confirmation Order and Effective Date. The Debtors shall serve notice of the entry of the Confirmation Order to those parties on whom the Confirmation Hearing notice was served. Such service constitutes good and sufficient notice pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c). On the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall file with the Bankruptcy Court a “Notice of Effective Date” in a form reasonably acceptable to the Debtors in their sole discretion, which notice shall constitute appropriate and adequate notice that the Plan has become effective; provided, however, that the Debtors shall have no obligation to notify any Person other than the Creditors’ Committee, the Office of the United States Trustee, the Responsible Person and the Post-Effective Date Committee of such fact. A courtesy copy of the Notice of Effective Date may be sent by first class mail, postage prepaid (or at the Responsible Person’s option, by hand delivery, courier, facsimile or electronic mail) to those Persons who have filed with the Court requests for notices pursuant to Bankruptcy Rule 2002.

35.     Modification of the Plan. Subject to the restrictions on Plan modifications set forth in section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation.

36.     Substantial Consummation. Substantial consummation of the Plan shall be deemed to occur on the Effective Date. Further, the provisions of Federal Rule of Civil Procedure 62(a) and Bankruptcy Rules 3020(e) and 7062 shall not apply to this Order and the Debtors are authorized to consummate the Plan immediately upon entry of this Order.

37.     Exhibits. Each reference in the Confirmation Order or in the Plan to a document, agreement or summary description that is in the form attached as an Exhibit to the Plan or the Plan Supplement shall be deemed to be a reference to such document, agreement or summary description in substantially the form of the latest version of such document, agreement or summary description filed with the Court (whether filed as an attachment to the Plan or filed separately).

38.     Reversal. If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan or any amendments or modifications thereto.

39.     Tax Claims. To the extent that any Allowed Priority Tax Claims are secured claims pursuant to section 506 and entitled to the accrual of interest pursuant to section 511 of the Bankruptcy Code and applicable state law, such Allowed Priority Tax Claims shall, if not paid in full in cash on the Effective Date, accrue interest commencing on the Effective Date at the rate and method provided under applicable nonbankruptcy law. Nothing in the Confirmation Order shall constitute a determination regarding whether any Allowed Priority Tax Claim is a secured claim entitled to the accrual of interest. Notwithstanding anything in the Confirmation Order, the Debtors reserve the right to object to any asserted tax claim or portion thereof, whether such claim was asserted as a secured Claim, a Priority Tax Claim, or a general unsecured Claim.

40.     Joint Plan; Substantive Consolidation. The Plan is a joint plan, with all rights to recover from the Available Assets to be governed by the terms thereof. The Debtors will not pursue their intercompany claims against each other as part of the Plan. Under the Plan, (a) all assets and liabilities of the Debtors shall be deemed merged so that all of the assets of all of the Debtors shall be available to pay all of the liabilities of all of the Debtors as if they were one company, (b) any obligation of any of the Debtors and all guaranties thereof by or enforceable against any of the Debtors and any joint and several liability of the Debtors shall be treated as though they were a single obligation in the amount of the obligation of the primary obligor, (c) any Claim or Claims filed or to be filed against any of the Debtors in connection with any such obligation and any such guaranties or any such joint and several liability shall be treated as though they were a single Claim in the amount of the Claim against the primary obligor, (d) all such guaranties of the Debtors shall be deemed eliminated and extinguished, (e) all Claims of any Debtor against any other Debtor shall be cancelled and extinguished, and (f) no distributions shall be made under the Plan on account of any Interests of any of the Debtors in any of the other Debtors. Notwithstanding the occurrence of the Effective Date and regardless of whether the Debtors are substantively consolidated as part of the Plan, the Chapter 11 Cases of any Debtor entities may be dismissed by order of the Bankruptcy Court and each such entity may be excluded from the Plan. Nothing in Plan Article 6 shall augment or increase (i) the property that constitutes collateral or any offset or similar right securing any Claim or otherwise increase the secured portion of any Claim under Bankruptcy Code section 506(a), or (ii) the allowable amount of any Allowed Claim (including any Administrative Claim or Reclamation Claim). Upon further order of the Bankruptcy Court, the holders of Claims owed by multiple Debtors may receive a supplemental Claim under the Plan to compensate them for the value of any additional recovery that would have otherwise been available to them but for the provisions set forth in Plan Article 6A.

41.     The Chubb Companies. Nothing in the Disclosure Statement, the Plan, the Confirmation Order, any bar date notice or claim objection, any other document related to any of the foregoing or any other previously entered order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or grants an injunction or release): (i) alters the rights and obligations of ACE American Insurance Company, Illinois Union Insurance Company, ACE Property and Casualty Insurance Company, Indemnity Insurance Company of North America, Federal Insurance Company, ESIS, Inc., and each of their respective affiliates (collectively and with their successors, the “Chubb Companies”) under any insurance policies that have been issued at any time by the Chubb Companies to or that provide insurance coverage to any of the Debtors (or any of their predecessors), including, without limitation, all agreements, documents and instruments relating thereto (collectively, the “Chubb Contracts”) and applicable non-bankruptcy law including, but not limited to, any right of the Chubb Companies to retain, draw upon, hold and/or apply collateral and/or security to the insureds’ obligations thereunder regardless of whether such obligations arise before or after the Effective Date, (ii) alters any cooperation, payment or reimbursement obligations of the Debtors, their Estates and/or the Responsible Person under the Chubb Contracts, or (iii) modifies the coverage provided under the Chubb Contracts or the terms and conditions thereof; provided, however, that (a) any payment or reimbursement obligations of the Debtors, their Estates and/or the Responsible Person owing to the Chubb Companies under the Chubb Contracts shall be satisfied in full dollars solely from existing collateral and/or security held by the Chubb Companies in the ordinary course and pursuant to the terms of the Chubb Contracts; (b) the Chubb Companies shall not be entitled to an administrative claim or any distribution from the Debtors or their Estates; (c) the Debtors, their Estates and/or the Responsible Person shall only be required to take commercially reasonable steps (in consideration of their status as liquidating debtors) in satisfying their cooperation obligations under the Chubb Contracts; and (d) to the extent that any requested cooperation by the Chubb Companies requires the Debtors, their Estates and/or the Responsible Person to do anything beyond providing access to documents and/or identifying parties or potential witnesses, the Chubb Companies and the Responsible Person shall confer regarding the requested cooperation and if the Chubb Companies still request that cooperation, the Chubb Companies shall bear or reimburse the Debtors, their Estates and/or the Responsible Person for the reasonable costs incurred in connection with such requested cooperation.

42.     Internal Revenue Service. Notwithstanding any provision to the contrary in the Plan, the Order confirming the Plan, and any implementing Plan documents, nothing therein shall: (1) affect the ability of the Internal Revenue Service (the “IRS”) to pursue any non-debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any federal tax liabilities owed by the Debtors or the Debtors’ Estates or any defenses such non-debtors may have thereto; (2) affect the rights of the IRS to assert setoff and recoupment and such rights and defenses thereto are expressly preserved; (3) require the IRS to file an administrative claim in order to receive payment for any liability described in 11 U.S.C. Section 503(b)(1)(B) and (C) as provided in 11 U.S.C. Section 503(b)(1)(D); (4) affect the notice requirements set forth in the Federal Rules of Civil Procedure, as modified and made applicable by the Federal Bankruptcy Rules, for service on the United States or (5) impair or affect any right the IRS may have to interest on its Allowed IRS Priority Tax Claims (including any Allowed penalties, interest or additions to tax entitled to priority under the Bankruptcy Code) or Allowed Administrative Claims under the Bankruptcy Code (or any defenses thereto). The IRS Priority Tax Claims shall be paid as soon practicable after such claims are Allowed. IRS post-petition administrative expense claims Allowed pursuant to the Plan or section 503 of the Bankruptcy Code shall accrue interest and penalties as provided by non-bankruptcy law until paid in full. The Bankruptcy Court may retain jurisdiction, but not exclusive jurisdiction, over IRS claims and issues arising therefrom to the extent allowed by non-bankruptcy law. Notwithstanding any provision to the contrary in the Plan, the Order confirming the Plan, and any implementing Plan documents, the Debtors or the Responsible Person shall file objections, if any, to any claims filed by the IRS (i) with regards to any claim filed prior to the Effective Date, within 180 days of the Effective Date, and (ii) with regards to any claims filed or amended after the Effective Date, within 180 days of such claims having been filed or amended.

43.     Simplicity Stipulation. The Simplicity Stipulation, including without limitation the settlements and releases contained therein and the treatment of the Simplicity Other Secured Claim, is in the best interests of the Debtors, their Estates and creditors, and any parties in interest; and there is just cause to approve the Simplicity Stipulation; and the Simplicity Stipulation is therefore approved.

Dated: June ____, 2017 Wilmington, Delaware	THE HON. BRENDAN L. SHANNON CHIEF UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

JOINT CHAPTER 11 PLAN OF LIQUIDATION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: HANCOCK FABRICS, INC., et al., [2] Debtors.	Chapter 11 Case No. 16-10296 (BLS) Jointly Administered

DEBTORS’ SECOND AMENDED JOINT CHAPTER 11 PLAN OF LIQUIDATION
(as of June 7, 2017)

Mark D. Collins (No. 2981)

Michael J. Merchant (No. 3854)

Brett Haywood (No. 6166)

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

P.O. Box 551

Wilmington, Delaware 19899

(302) 651-7700

Stephen H. Warren

Karen Rinehart

O’MELVENY & MYERS LLP

400 South Hope St.

Los Angeles, California 90071

(213) 430-6000

Jennifer Taylor

O’MELVENY & MYERS LLP

Two Embarcadero Center, 28th Floor

San Francisco, California 94111

(415) 984-8700

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

Dated: May 7, 2017

2          The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are Hancock Fabrics, Inc. (0905), Hancock Fabrics, LLC (9837), Hancock Fabrics of MI, Inc. (5878), hancockfabrics.com, Inc. (9698), HF Enterprises, Inc. (7249), HF Merchandising, Inc. (8522) and HF Resources, Inc. (9563). The Debtors’ mailing address is P.O. Box 4440, Tupelo, MS 38803.

ARTICLE 1
DEFINITIONS

A.     Defined Terms. For the purposes of this Plan, all capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in this Article 1. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

“Administrative Claim” shall mean a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual, necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors, including wages, salaries or commissions for services, compensation for legal and other services and reimbursement of expenses awarded under section 330(a) or 331 of the Bankruptcy Code, certain retiree benefits under section 1114(e)(2) of the Bankruptcy Code, certain pre-petition trade claims under section 503(b)(9) of the Bankruptcy Code and all fees and charges assessed against the estates under Chapter 123 of Title 28, United States Code.

“Allowed Administrative Claim” shall mean an Allowed Claim that is an Administrative Claim.

“Administrative Expense Request” shall mean a request for payment of an Administrative Claim that is to be filed with the Bankruptcy Court and served on counsel for the Debtors by no later than the Second Administrative Expense Request Deadline.

“Allowed Claim” or “Allowed Interest” shall mean, respectively, any Claim against or Interest in the Debtors, proof of which was filed on or before the applicable bar date, if any, for such Claim or Interest with the Bankruptcy Court, or, if no proof of claim was filed, which has been or is hereafter listed by the Debtors in their schedules as liquidated in amount and not disputed or contingent and, in either case, as to which no objection to the allowance thereof, or motion for estimation thereof, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which an objection or motion to estimate has been interposed, following which such Claim or Interest has been allowed, in whole or in part, by agreement between the Claimholder and the Responsible Person or by Final Order; provided, however, that proofs of claim need not be filed with respect to compensation or reimbursement of expenses allowed by the Bankruptcy Court under section 328, 330, 331 or 503 of the Bankruptcy Code upon appropriate application; and provided further, after the Effective Date, the Debtors or the Responsible Person and any holder of a timely-filed General Unsecured Claim can agree that such Claim should be an “Allowed Claim,” and thereafter treat such Claim as an Allowed Claim without the need to seek further order of the Bankruptcy Court; provided further that any Post-Effective Date Major Settlement shall be subject to Article 9.F of this Plan. For purposes of determining the amount of an “Allowed Claim,” the Debtors may, at their option, deduct therefrom an amount equal to the amount of any claim which the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable law.

“Allowed General Unsecured Claim” shall mean an Allowed Claim that is a General Unsecured Claim.

“Assets” shall mean with respect to the Debtors, all of the right, title, and interest in and to property of whatever type or nature owned by the Debtors or subsequently acquired by the Debtors, including any property of the Estates for purposes of section 541 of the Bankruptcy Code including, without limitation, Cash and Rights of Action, as of the Confirmation Date.

“Available Assets” shall mean the Assets remaining after (i) the establishment of the Hancock Senior Claims Reserve and the Disputed Claims Reserve, (ii) the establishment of the Hancock Administrative Fund, (iii) any amounts remaining in the Hancock Senior Claims Reserve and Hancock Administrative Fund after amounts are paid pursuant to Article 9.A and (iv) net of any amounts designated as part of a carve-out for Fee Claims of Professionals, including without limitation the Carve-Out, Carve-Out Reserve, and Professional Fee Escrow.

“Avoidance Action” means any Right of Action to avoid or recover a transfer  of property of the Estates or an interest of any of the Debtors in property, including, without limitation, actions arising under sections 506, 510, 541, 542, 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code and any other applicable federal or common law.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as in effect on the Petition Date.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware and any other court that exercises jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

“Bar Date Orders” shall mean, collectively, (i) that certain order of the Bankruptcy Court entered on or about March 3, 2016 [D.I. 283] establishing bar dates for filing certain proofs of claim and (ii) that certain order of the Bankruptcy Court entered on or about September 21, 2016 [D.I. 1077] establishing bar dates for filing certain proofs of claim (including Administrative Claims), with only those exceptions permitted thereby.

“Board of Directors” shall mean the board of directors of Hancock Fabrics, Inc.

“Business Day” shall mean any day except a Saturday, Sunday or a “legal holiday,” as such term is defined in Bankruptcy Rule 9006(a).

“Carve-Out” shall have the meaning ascribed to it in the DIP Financing Order and the DIP Financing Agreement.

“Carve-Out Reserve” shall have the meaning ascribed to it in the DIP Financing Order and the DIP Financing Agreement.

“Cash” shall mean legal tender of the United States of America and equivalents thereof.

“Cash Collateral Order” shall mean that certain Order (Final) (I) Authorizing Use of Cash Collateral, (II) Granting Adequate Protection, and (III) Granting Related Relief, entered by the Bankruptcy Court on or about March 2, 2016 [D.I. 272].

“Chapter 11 Cases” shall mean the above-captioned chapter 11 cases of the Debtors pending in the Bankruptcy Court and jointly administered with one another under Case No. 16-10296 (BLS).

“Claim” shall mean, as against the Debtors (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

“Claimholder” shall mean a holder of a Claim.

“Class” shall mean a category of Claims or Interests as classified under this Plan.

“Common Stock” shall mean all shares of Hancock Fabrics, Inc.’s common stock, no par value, issued and outstanding immediately subsequent to the Effective Date.

“Confirmation Date” shall mean the date and time the Clerk of the Bankruptcy Court enters the Confirmation Order on its docket.

“Confirmation Hearing” shall mean the hearing held by the Bankruptcy Court to consider confirmation of this Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

“Confirmation Order” shall mean the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

“Consignment Claim” shall mean a Claim as defined under section 9-102(20) of the Uniform Commercial Code, that is secured by a valid unavoidable purchase money security interest in or lien on inventory of the Debtors, but only to the extent (i) of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, of the Estates’ interest in the property of the Debtors that secures payment of the Claim and (ii) that the Claimholder has satisfied the requirements of applicable law (including sections 9-102, 9-103 and 9-324(b) and all other applicable provisions of Article 9 of the Uniform Commercial Code pertaining to consignments applicable to the Debtors).

“Creditors’ Committee” shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases [D.I. 112] by the Office of the United States Trustee for the District of Delaware pursuant to section 1102(a) of the Bankruptcy Code.

“Debtors” shall mean, individually and collectively, Hancock Fabrics, Inc., a Delaware corporation; Hancock Fabrics, LLC, a Delaware limited liability corporation; Hancock Fabrics of MI, Inc., a Delaware corporation; hancockfabrics.com, Inc., a Delaware corporation; HF Enterprises, Inc., a Delaware corporation; HF Merchandising, Inc., a Delaware corporation and HF Resources, Inc., a Delaware corporation and, from and after the Effective Date, shall include any successor to the Debtors under the Plan.

“Deutsche Bank” shall mean Deutsche Bank National Trust Company.

“DIP Financing Agreement” shall mean that certain Debtor-in-Possession Credit Agreement dated as of February 3, 2016, as subsequently amended, including without limitation that certain First Amendment to Debtor-in-Possession Credit Agreement dated as of March 2, 2016 by and among inter alia, Wells Fargo, GACP and the Debtors.

“DIP Financing Order” shall mean that certain Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364 and 507(1) Approving Postpetition Financing, (2) Authorizing Use of Cash Collateral, (3) Granting Liens and Providing Superpriority Administrative Expense Status, (4) Granting Adequate Protection and (5) Modifying Automatic Stay and (VI) Granting Related Relief, entered by the Bankruptcy Court on or about March 2, 2016 [D.I. 273].

“Disallowed Claim” shall mean a claim or any portion thereof that (a) has been disallowed by a Final Order, (b) is Scheduled as zero or as contingent, disputed or unliquidated and as to which no proof of claim or Administrative Expense Request has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or this Plan, (c) is not Scheduled and as to which no proof of claim or Administrative Expense Request has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or this Plan, (d) has been withdrawn by agreement of the Debtors and the holder thereof or (e) has been withdrawn by the holder thereof.

“Disclosure Statement” shall mean the disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

“Disputed Claim” shall mean a Claim or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, including without limitation Claims
(a) have not been Scheduled by the Debtors or have been Scheduled as unknown, contingent, unliquidated, disputed or at zero, and for which a proof of claim has been filed in the Chapter 11 Case, (b) that are the subject of a proof of claim or Administrative Expense Request that differs in nature, amount or priority from the Schedules or (c) are the subject of an objection or whose holder is subject to an adversary proceeding filed with the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order of the Bankruptcy Court; provided however, that a Claim shall not be a Disputed Claim to the extent it becomes an Allowed Claim or a Disallowed Claim.

“Disputed Claims Reserve” shall mean a Cash reserve that shall be maintained by the Responsible Person, in consultation with the Debtors and Post-Effective Date Committee (as applicable), in an interest-bearing account in the amount necessary to pay all Disputed Claims other than disputed Administrative Claims in accordance with the provisions of this Plan, if such Disputed Claims become Allowed Claims. In the case of any Claim based upon disputed ownership of an asset (including any Disputed Consignment Claim) or any other Claims subject to Litigation, the Cash amount reserved shall not exceed the net cash proceeds received by the Debtors from the disposition of the assets in dispute (after accounting for the Debtors’ contractual share and cost of sales) unless the Bankruptcy Court orders otherwise by Final Order.

“Disputed Consignment Claim” shall mean a Disputed Claim that is (or is asserted to be) a Consignment Claim.

“Disputed Interest” shall mean, respectively, any Interest which on or by the Effective Date (i) is the subject of an objection filed by the Debtors or any other party in interest and which objection has not been withdrawn or overruled by Final Order or (ii) has been disallowed by a Final Order.

“Distribution” shall mean any distribution pursuant to the Plan to the holders of Allowed Claims.

“Distribution Date” shall mean the date on which a Distribution is made by the Debtors in accordance with the Plan to holders of fully or partially Allowed Claims entitled to receive distributions under the Plan.

“Effective Date” shall mean the first Business Day determined by the Debtors in consultation with the Creditors’ Committee on which all conditions to the consummation of this Plan set forth in Article 11.A. have been either satisfied or waived as provided in Article 11.B of this Plan and is the day upon which this Plan is substantially consummated.

“Estates” shall mean the estates created by the commencement of the Chapter 11 Cases pursuant to section 541 of the Bankruptcy Code.

“Executory Contract” shall mean an executory contract or unexpired lease described in Bankruptcy Code section 365.

“Exhibit” shall mean an exhibit annexed to either this Plan or the Disclosure Statement.

“Existing Stock” shall mean shares of stock of the Debtors that are authorized, issued and outstanding prior to the Effective Date.

“Face Amount” shall mean when (a) used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law and (b) used in reference to an Allowed Claim, the allowed amount of such Claim.

“Fee Application” shall mean an application filed with the Bankruptcy Court in accordance with the Bankruptcy Code and Bankruptcy Rules for compensation of a Fee Claim.

“Fee Claim” shall mean a Claim under sections 330(a), 331 or 503 of the Bankruptcy Code for compensation for professional services rendered and reimbursement of expenses incurred in the Chapter 11 Case made pursuant to a Fee Application.

“Final Order” shall mean an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, entered on the docket of such court, that has not been reversed, rescinded, stayed, modified or amended, that is in full force and effect, and with respect to which: (a) the time to appeal, seek review or rehearing, or petition for certiorari has expired and no timely filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which review, rehearing or certiorari was sought.

“GACP” shall mean GACP Finance Co., LLC, as Term Agent under the DIP Financing Agreement.

“GACP Prepetition Claims” shall mean claims asserted by GACP itself and as term agent under the Pre-Petition Loan Agreement.

“General Unsecured Claim” shall mean any Claim against the Debtors that is not an Administrative Claim, Wells Fargo Claim, GACP Claim, Noteholder Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, or a Securities Subordinated Claim, provided that General Unsecured Claims shall include, without limitation, any Claim of a holder of an Other Secured Claim secured by an interest in property of the Estates to the extent the amount of such Claim exceeds the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, in the interest in property of the Estates securing such Claim.

“Governmental Unit” shall mean the governmental units described in Bankruptcy Code section 101(27).

“Hancock” shall mean, individually and collectively, Hancock Fabrics, Inc., a Delaware corporation; Hancock Fabrics, LLC, a Delaware limited liability corporation; Hancock Fabrics of MI, Inc., a Delaware corporation; hancockfabrics.com, Inc., a Delaware corporation; HF Enterprises, Inc., a Delaware corporation; HF Merchandising, Inc., a Delaware corporation and HF Resources, Inc., a Delaware corporation, debtors-in-possession in the Chapter 11 Cases pending in the Bankruptcy Court.

“Hancock Administrative Budget” shall mean a budget, established by the Debtors following consultation with the Creditors’ Committee, and which may be adjusted from time to time by the Debtors (if before the Effective Date) or Responsible Person (if after the Effective Date) following consultation with the Creditors’ Committee (if before the Effective Date) or Post-Effective Date Committee (if after the Effective Date), as the case may be, established to satisfy the projected costs and expenses of liquidating and administering the Estates.

“Hancock Administrative Fund” shall mean the reserve established in accordance with Article 9.A. of this Plan, and which may be adjusted from time to time by the Debtors or Responsible Person following consultation with the Creditors’ Committee or Post-Effective Date Committee, as the case may be, for the payment of the projected costs and expenses of liquidating and administering the Estates. Any amounts that remain in the Hancock Administrative Fund shall become Available Assets and be distributed pursuant to the terms of this Plan.

“hancockfabrics.com, Inc.” shall mean hancockfabrics.com, Inc. a Delaware corporation, and a debtor-in-possession in Case No. 16-10299, among the Chapter 11 Cases pending in the Bankruptcy Court.

“Hancock Fabrics, Inc.” shall mean Hancock Fabrics, Inc., a Delaware corporation, and a debtor-in-possession in Case No. 16-10296, among the Chapter 11 Cases pending in the Bankruptcy Court.

“Hancock Fabrics, LLC” shall mean Hancock Fabrics, LLC, a Delaware limited liability corporation, and a debtor-in-possession in Case No. 16-10297, among the Chapter 11 Cases pending in the Bankruptcy Court.

“Hancock Fabrics of MI, Inc.” shall mean Hancock Fabrics of MI, Inc., a Delaware corporation, and a debtor-in-possession in Case No. 16-10298, among the Chapter 11 Cases pending in the Bankruptcy Court.

“Hancock Senior Claims Reserve” shall mean the reserve established in accordance with Article 9.A. of this Plan for the payment of Allowed and/or Disputed Administrative Claims, Priority Tax Claims, Other Priority Claims, Wells Fargo Claims, GACP Claims, Noteholder Claims and Other Secured Claims to the extent such Claims are not paid by the Debtors by the Initial General Unsecured Claims Distribution Date. Any amounts that remain in the Hancock Senior Claims Reserve shall be paid in accordance with Article 9.A.of this Plan.

“HF Enterprises, Inc.” shall mean HF Enterprises, Inc., a Delaware corporation, and a debtor-in-possession in Case No. 16-10300, among the Chapter 11 Cases pending in the Bankruptcy Court.

“HF Merchandising, Inc.” shall mean HF Merchandising, Inc., a Delaware corporation, and a debtor-in-possession in Case No. 16-10301, among the Chapter 11 Cases pending in the Bankruptcy Court.

“HF Resources, Inc.” shall mean HF Resources, Inc., a Delaware corporation, and a debtor-in-possession in Case No. 16-10302, among the Chapter 11 Cases pending in the Bankruptcy Court.

“Impaired” shall mean, with respect to any Claim, Interest or Class, the condition or effects described in section 1124 of the Bankruptcy Code.

“Indenture” shall mean that certain Floating Rate Series A Secured Notes Due 2017 Indenture by and among Hancock Fabrics, Inc. and the Indenture Trustee, dated as of November 20, 2012 (as amended, modified and supplemented from time to time, including pursuant to that certain Supplemental Indenture dated as of April 22, 2015).

“Indenture Trustee” shall mean Deutsche Bank, in its capacity as trustee under that certain Floating Rate Series A Secured Notes Due 2017 Indenture, dated as of November 20, 2012 (as amended, modified and supplemented from time to time, including pursuant to that certain Supplemental Indenture dated as of April 22, 2015), relating to those senior subordinated notes due in 2017.

“Initial Distribution Date” shall mean the first Distribution Date following the Effective Date.

“Initial General Unsecured Claims Distribution Date” shall mean the date on which the first distribution on account of Allowed Claims that are General Unsecured Claims is made.

“Interest” shall mean any rights of holders of issued and outstanding shares of common stock, preferred stock or other equity securities of the Debtors in respect thereof, including all Existing Stock or other securities of or ownership interests in the Debtors, including all options, warrants, call rights, puts, awards or other agreements to acquire Existing Stock or other securities in the Debtors and all rights of holders in respect thereof.

“Interestholder” shall mean a holder of an Interest.

“IRS” shall mean the United States Internal Revenue Service.

“Janome” shall mean Janome America, Inc.

“Litigation” means the Sykel Litigation, the Simplicity Litigation, the Trilegiant Litigation, the Westlake Litigation and other pending adversary proceedings or contested matters filed by the Debtors or the Estates related to any Rights of Action.

“Litigation Counsel” shall mean RLF.

“Marchese” shall mean Joseph Marchese of Clear Thinking Group LLC.

“Marchese Retention Agreement” shall mean the agreement under which Marchese serves as financial advisor to the Responsible Person to assist in managing the winddown of the Estates.

“Meta” shall mean Meta Advisors, LLC.

“Meta Retention Agreement” shall mean the agreement under which Meta serves as Responsible Person and as liquidating agent under the Plan.

“Noteholder Claims” shall mean all Claims derived from or based on the Notes and the Indenture.

“Noteholder Prepetition Claims” shall mean Noteholder Claims arising on or before the Petition Date.

“Noteholders” shall mean the holders of the notes outstanding under the Indenture.

“Notes” shall mean those certain senior subordinated notes due in 2017 issued pursuant to the Indenture.

“Ordinary Course Professional Order” shall mean that certain Order Authorizing the Employment and Compensation of Certain Professionals Utilized in the Ordinary Course of Business, Nunc Pro Tunc to the Petition Date [D.I. 283], entered by the Bankruptcy Court on or about March 3, 2016.

“Other Priority Claim” shall mean a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

“Other Secured Claim” shall mean a Claim, (including a Consignment Claim but not including a Wells Fargo Claim, GACP Claim or Noteholder Claim), that is secured by a valid unavoidable security interest in or lien on property of the Debtors, but only to the extent of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, of the Estates’ interest in the property of the Debtors that secures payment of the Claim, including a Consignment Claim.

“Pension Plan” shall mean that certain Hancock Fabrics, Inc. Consolidated Retirement Plan, amended and restated as of January 1, 2015, that was established as of February 1, 1978 by the Hancock Textile Co., Inc., a Mississippi corporation, and conveyed to Hancock Fabrics, Inc. effective May 3, 1987.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit or other entity.

“Petition Date” shall mean February 2, 2016, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.

“Plan” shall mean this chapter 11 plan of liquidation, including the Plan Supplement and all other supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

“Plan Supplement” shall mean the supplement to the Plan containing, without limitation, the Meta Retention Agreement, the Marchese Retention Agreement, agreements related to the Other Secured Claims of Janome and Simplicity, and the list of assumed contracts that the Debtors will file with the Bankruptcy Court on or before the date that is at least ten (10) days prior to the Confirmation Hearing or such later date as may be established by order of the Bankruptcy Court.

“Post-Effective Date Committee” means the Creditors’ Committee as it shall be reconstituted and function after the Effective Date in accordance with Articles 7.C and 7.D of this Plan.

“Post-Effective Date Major Settlement” shall mean any allowance, settlement, release, withdrawal or other resolution of a pending objection, abandonment, sale, or other disposition of any Administrative, Priority, Priority Tax, Other Priority, Secured, Other Secured, Senior, Consignment, or Reclamation Claim or a Right of Action (other than Preference Actions) in which the asserted amount in controversy exceeds $100,000.

“Preference Action” shall mean a Right of Action pertaining to Bankruptcy Code section 547 for recovery of prepetition payments made by the Debtors (but expressly excluding security interests, liens and similar interests).

“Prepetition Loan Agreement” shall mean that certain Credit Agreement dated as of April 22, 2015 (as thereafter amended) between the Debtors, Wells Fargo, GACP and certain other parties.

“Priority Claim” shall mean a Claim for an amount entitled to priority under section 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

“Priority Tax Claim” shall mean a Claim for an amount entitled to priority under section 507(a)(8) of the Bankruptcy Code.

“Professional Fee Escrow” shall have the meaning ascribed to it in the DIP Financing Order and the DIP Financing Agreement.

“Professionals” shall mean those Persons retained or authorized to be retained in the Chapter 11 Cases by an Order of the Bankruptcy Court pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, including those Persons retained pursuant to the Ordinary Course Professional Order.

“Pro Rata Share” shall mean the proportion that the Face Amount of a Claim in a particular Class or Classes bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless this Plan provides otherwise.

“Putative Consignment Vendor Litigation” shall mean, collectively, the Simplicity Litigation and the Sykel Litigation.

“Reclamation Claim” means a claim related to the right of a creditor to reclaim goods as set forth in Bankruptcy Code section 546(c)(1) (including an Administrative Claim or other right granted in lieu thereof pursuant to the Order of the Bankruptcy Court.)

“Reclamation Claimant” means a holder of a Reclamation Claim.

“Responsible Person” shall mean Meta, acting pursuant to (i) the Meta Retention Agreement, which shall be submitted as part of the Plan Supplement and (ii) as liquidating agent of and for the Estates from and after the Effective Date in accordance with Article 7 of this Plan.

“Rights of Action” shall mean any and all actions, proceedings, causes of action (including, without limitation, any causes of action of a debtor or debtor in possession under chapter 5 of the Bankruptcy Code), suits, accounts, debts, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured or whether asserted or assertable directly or derivatively, in law, equity or otherwise, and all rights thereunder or attendant thereto.

“RLF” shall mean Richards, Layton & Finger, P.A.

“Scheduled” shall mean with reference to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

“Schedules” shall mean the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors, pursuant to section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as may be amended from time to time.

“Second Administrative Expense Request Deadline” shall mean the date set as the deadline for filing Administrative Expense Requests for Administrative Claims not subject to the Bar Date Orders (excluding Fee Claims), which shall be thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court except with respect to Fee Claims.

“Secured Claim” shall mean a Claim that is secured by an unavoidable security interest in or lien on property of the Debtors that has not been terminated and which the Claimholder is entitled to enforce, but only as to the extent of the value, as determined by the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, of the Estates’ interest in the property of the Debtors that secured payment of the Claim, net of any applicable deductions or surcharges.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Subordinated Claim” shall mean any Claim against the Debtors arising from the purchase or sale of a security in any of the Debtors, or any Claim against the Debtors by an entity that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim.

“Senior Claims” shall mean all Administrative Claims, Priority Tax Claims, Other Priority Claims, Wells Fargo Claims, GACP Claims, Noteholder Claims and Other Secured Claims.

“Servicer” shall mean an indenture trustee, agent or servicer that administers an agreement that governs the rights of a Claimholder.

“Simplicity” shall mean Simplicity Pattern Co., Inc.

“Simplicity Litigation” shall mean that certain adversary proceeding by the Debtors against Simplicity Pattern Co., Inc. and filed in the Bankruptcy Court on or about March 24, 2016 (Adversary Proceeding No. 16-10296), including all amendments, modifications, answers, responses and counterclaims thereto.

“Simplicity Other Secured Claim” shall mean that certain impaired Other Secured Claim held by Simplicity as described in the Disclosure Statement.

“Success Fee” shall have the meaning ascribed to it in the DIP Financing Order and the DIP Financing Agreement.

“Sykel Litigation” shall mean that certain adversary proceeding by the Debtors against Sykel Enterprises, a Division of Fabrique Innovations, Inc., and filed in the Bankruptcy Court on or about March 24, 2016, (Adversary Proceeding No. 16-50418), including all amendments, modifications, answers, responses and counterclaims thereto.

“Servicer” shall mean an indenture trustee, agent or servicer that administers an agreement that governs the rights of a Claimholder.

“Trilegiant Litigation” shall mean that certain adversary proceeding by the Debtors against Trilegiant Corporation and filed in the Bankruptcy Court on or about November 23, 2016 (Adversary Proceeding No. 16-51527), including all amendments, modifications, answers, responses and counterclaims thereto.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, as administrative agent and collateral agent and as swing line lender under the DIP Financing Agreement.

“Wells Fargo Prepetition Claims” shall mean claims asserted by Wells Fargo itself and as administrative agent, collateral agent and swing line lender under the Pre-Petition Loan Agreement.

“Westlake Litigation” shall mean that certain matter pending in the United States Court of Appeals for the Fifth Circuit by Hancock Fabrics, Inc. against Rowdec, L.L.C. doing business as Westlake Associates (Case No. 15-60631), including all amendments, modifications, answers, responses and counterclaims thereto.

B.     Other Terms. The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to this Plan as a whole and not to any particular article, section or clause contained in this Plan. A reference to an “Article” or “Section” refers to an Article or Section of this Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in or by the Bankruptcy Code. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply in constructing this Plan.

C.     Exhibits. All Exhibits to this Plan are incorporated by reference into and are made a part of this Plan as if set forth in full herein.

ARTICLE 2
CLASSIFICATION OF CLAIMS
AND INTERESTS

A.     Summary. The categories of Claims and Interests listed below classify Claims (except for Administrative Claims and Priority Tax Claims) and Interests for all purposes, including voting, confirmation and distribution pursuant to this Plan. Notwithstanding the designations below, the Debtors reserve the right to assert that any class is unimpaired and/or has been previously paid in full.

CLASS	DESCRIPTION	STATUS

[unclassified]	Administrative Claims, Priority Tax Claims	Unimpaired - not entitled to vote

Classes 1 A-G	Classes 1 A-G consist of Other Priority Claims for each of the Estates.	Unimpaired - not entitled to vote

Classes 2 A-G	Classes 2 A-G consist of Wells Fargo Prepetition Claims for each of the Estates.	Unimpaired - not entitled to vote

Classes 3 A-G	Classes 3 A-G consist of GACP Prepetition Claims for each of the Estates.	Unimpaired - not entitled to vote

Classes 4 A-G	Classes 4 A-G consist of Noteholder Prepetition Claims for each of the Estates.	Unimpaired - not entitled to vote

Classes 5 A-G	Classes 5 A- G consist of Other Secured Claims for each of the Estates (with a separate subclass to be created for each Other Secured Claim).	Impaired - entitled to vote

Classes 6 A-G	Classes 6 A-G consist of General Unsecured Claims for each of the Estates.	Impaired - entitled to vote

Classes 7 A-G	Classes 7 A-G consist of Interests and Securities Subordinated Claims against each of the Estates.	Deemed to reject - not entitled to vote

B.     Classification. The Claims against and Interests in each of the Debtors shall be classified as specified below (other than Administrative Claims and Priority Tax Claims, which shall be treated in accordance with Article 3 below). Consistent with section 1122 of the Bankruptcy Code, a Claim or Interest is classified by the Plan in a particular Class only to the extent the Claim or Interest is within the description of the Class, and a Claim or Interest is classified in a different Class to the extent it is within the description of that different Class. The classification of any Claim for purposes of the Plan (including voting) shall not be deemed consent to the Allowance of such Claim or preclude any objection thereto for any purpose (including voting).

1.     Classes 1A-G. Classes 1A-G consist of Other Priority Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
1A	16-10296 (BLS)	Hancock Fabrics, Inc.
1B	16-10297 (BLS)	Hancock Fabrics, LLC
1C	16-10298 (BLS)	Hancock Fabrics of MI, Inc.
1D	16-10299 (BLS)	hancockfabrics.com, Inc.
1E	16-10300 (BLS)	HF Enterprises, Inc.
1F	16-10301 (BLS)	HF Merchandising, Inc.
1G	16-10302 (BLS)	HF Resources, Inc.

2.     Classes 2A-G. Classes 2A-G consist of Wells Fargo Prepetition Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
2A	16-10296 (BLS)	Hancock Fabrics, Inc.
2B	16-10297 (BLS)	Hancock Fabrics, LLC
2C	16-10298 (BLS)	Hancock Fabrics of MI, Inc.
2D	16-10299 (BLS)	hancockfabrics.com, Inc.
2E	16-10300 (BLS)	HF Enterprises, Inc.
2F	16-10301 (BLS)	HF Merchandising, Inc.
2G	16-10302 (BLS)	HF Resources, Inc.

3.     Classes 3A-G. Classes 3A-G consist of GACP Prepetition Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
3A	16-10296 (BLS)	Hancock Fabrics, Inc.
3B	16-10297 (BLS)	Hancock Fabrics, LLC
3C	16-10298 (BLS)	Hancock Fabrics of MI, Inc.
3D	16-10299 (BLS)	hancockfabrics.com, Inc.
3E	16-10300 (BLS)	HF Enterprises, Inc.
3F	16-10301 (BLS)	HF Merchandising, Inc.
3G	16-10302 (BLS)	HF Resources, Inc.

4.     Classes 4A-G. Classes 4A-G consist of Noteholder Prepetition Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
4A	16-10296 (BLS)	Hancock Fabrics, Inc.
4B	16-10297 (BLS)	Hancock Fabrics, LLC
4C	16-10298 (BLS)	Hancock Fabrics of MI, Inc.
4D	16-10299 (BLS)	hancockfabrics.com, Inc.
4E	16-10300 (BLS)	HF Enterprises, Inc.
4F	16-10301 (BLS)	HF Merchandising, Inc.
4G	16-10302 (BLS)	HF Resources, Inc.

5.     Classes 5A-G. Classes 5A-G consist of Other Secured Claims for each of the Debtors’ Estates, as set forth below (with a separate subclass to be created for each Other Secured Claim, including without limitation Class 5A1 (Janome) and Class 5A2 (Simplicity) for Other Secured Claims against Debtor Hancock Fabrics, Inc. as described in the Disclosure Statement, Article IV.B.5):

Class	Case No.	Debtor
5A	16-10296 (BLS)	Hancock Fabrics, Inc.
5B	16-10297 (BLS)	Hancock Fabrics, LLC
5C	16-10298 (BLS)	Hancock Fabrics of MI, Inc.
5D	16-10299 (BLS)	hancockfabrics.com, Inc.
5E	16-10300 (BLS)	HF Enterprises, Inc.
5F	16-10301 (BLS)	HF Merchandising, Inc.
5G	16-10302 (BLS)	HF Resources, Inc.

6.     Classes 6A-G. Classes 6A-G consist of General Unsecured Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
6A	16-10296 (BLS)	Hancock Fabrics, Inc.
6B	16-10297 (BLS)	Hancock Fabrics, LLC
6C	16-10298 (BLS)	Hancock Fabrics of MI, Inc.
6D	16-10299 (BLS)	hancockfabrics.com, Inc.
6E	16-10300 (BLS)	HF Enterprises, Inc.
6F	16-10301 (BLS)	HF Merchandising, Inc.
6G	16-10302 (BLS)	HF Resources, Inc.

7.     Classes 7A-G. Classes 7A-G consist of Interests and Securities Subordinated Claims for each of the Debtors’ Estates, as set forth below:

Class	Case No.	Debtor
7A	16-10296 (BLS)	Hancock Fabrics, Inc.
7B	16-10297 (BLS)	Hancock Fabrics, LLC
7C	16-10298 (BLS)	Hancock Fabrics of MI, Inc.
7D	16-10299 (BLS)	hancockfabrics.com, Inc.
7E	16-10300 (BLS)	HF Enterprises, Inc.
7F	16-10301 (BLS)	HF Merchandising, Inc.
7G	16-10302 (BLS)	HF Resources, Inc.

ARTICLE 3
TREATMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

A.     Administrative Claims and Priority Tax Claims. As provided in section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for the purposes of voting or receiving distributions under this Plan. Rather, all such Claims shall be treated separately as unclassified Claims on the terms set forth in this Article 3.

B.     Administrative Claims and Second Administrative Expense Request Deadline. Any holder of an Administrative Claim (other than Fee Claims) must file an Administrative Expense Request requesting payment of such Administrative Claim with the Bankruptcy Court by no later than (i) October 26, 2016 for any Claims covered by the Bar Date Orders or (ii) the Second Administrative Expense Request Deadline for all other Administrative Claims besides Fee Claims; provided, however, that any such Administrative Expense Request should not be filed with a hearing date. The Second Administrative Expense Request Deadline shall not apply to the claims of the IRS to the extent (and only to the extent) that the IRS is excused from filing a claim as matter of law pursuant to 11 U.S.C. § 503(b)(1)(D) and Delaware Local Rule 3002-1(a). The Debtors reserve all other rights related to bar dates established by the Bankruptcy Court. Nothing herein extends or otherwise modifies a bar date established in the Bar Date Orders or otherwise by the Bankruptcy Court.

C.     Treatment of Administrative Claims (other than Fee Claims). Except as otherwise set forth in this Article 3, each holder of an Allowed Administrative Claim (other than Fee Claims) shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Administrative Claim, on the later of (a) the Effective Date or as soon as reasonably practicable thereafter, (b) the date such Administrative Claim becomes an Allowed Administrative Claim and (c) the date such Allowed Administrative Claim is due for payment under any applicable agreement between the holder of the Allowed Administrative Claim and the Debtors or the Responsible Person, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors and the holder of such Allowed Administrative Claim shall have agreed upon in writing.

D.     Professional Fee Claims.

1.     Final Fee Applications. All final requests for payment of Fee Claims and requests for reimbursement of expenses of members of the Creditors’ Committee must be filed no later than forty-five (45) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Fee Claims and expenses shall be determined by the Bankruptcy Court and paid in full in Cash. Fee Claims shall not otherwise be subject to any other bar date set forth herein.

2.     Professional Fees and Expenses Carve-Out. Nothing herein shall alter or impair the provisions of the DIP Financing Agreement or the DIP Financing Order with respect to any carve-out rights, including without limitation the Carve-Out, Carve-Out Reserve or Professional Fee Escrow, each of which (including without limitation the Success Fee) shall be administered for the beneficiaries thereof. To the extent such carve-out rights apply, only the surplus after satisfaction of all Claims by the beneficiaries of the carve-out rights, including without limitation the Carve-Out, Carve-Out Reserve and Professional Fee Escrow, shall be treated as an Available Asset.

3.     Post-Effective Date Retention. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Debtors, Responsible Person and the Post-Effective Date Committee may employ and pay Professionals in the ordinary course of business in accordance with the terms of the Hancock Administrative Budget.

E.     Treatment of Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Priority Tax Claim, at the sole option of the Responsible Person following consultation with the Post-Effective Date Committee and in full satisfaction, settlement, release and discharge of, and in exchange for, such Priority Tax Claim, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim or (ii) such other treatment as to which the Responsible Person and the holder of such Allowed Priority Tax Claim shall have agreed upon in writing.

F.     Treatment of Reclamation Claims. To the extent that Reclamation Claimants seek to assert that their Reclamation Claims are Secured Claims under the Bankruptcy Code, the Debtors assert that the Reclamation Claims are not entitled to such treatment because (i) the Reclamation Claimants’ reclamation rights were subject at all times to Wells Fargo’s, GACP’s and the Indenture Trustee’s perfected Liens, (ii) the Reclamation Claimants’ reclamation rights did not satisfy Bankruptcy Code section 546(c) and other applicable nonbankruptcy law, and (iii) reclamation claims are not entitled to administrative expense priority under section 503(b) of the Bankruptcy Code, and the Debtors may file an objection to any Reclamation Claim asserting, inter alia, that each such Reclamation Claimant is a holder of a Class 6 General Unsecured Claim with respect to the value of the goods sold and delivered to the Debtors by such Reclamation Claimant; the Debtors may also object to Reclamation Claims on other and further grounds. If and to the extent that any Reclamation Claim becomes an Allowed Administrative Claim by Final Order, it shall receive the treatment accorded to Administrative Claims.

ARTICLE 4
TREATMENT OF CLASSIFIED CLAIMS
AND INTERESTS

A.     Other Priority Claims (Classes 1 A-G). Each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Priority Claim, (i) Cash in an amount equal to the amount of such Allowed Other Priority Claim or (ii) such other treatment as to which the Debtors and such Claimholder shall have agreed upon in writing. A separate subclass shall be created for each Debtor, Classes 1A through 1G.

B.     Wells Fargo Prepetition Claims (Classes 2 A-G). All Wells Fargo Prepetition Claims are deemed to have been satisfied in full by the entry of the final DIP Order and the payment of any amounts required thereunder, and the Debtors do not anticipate further distributions to holders of Allowed Wells Fargo Prepetition Claims under this Plan. A separate subclass shall be created for each Debtor, Classes 2A through 2G.

C.     GACP Prepetition Claims (Classes 3 A-G). All GACP Prepetition Claims are deemed to have been satisfied in full by the entry of the final DIP Order and the payment of any amounts required thereunder, and the Debtors do not anticipate further distributions to holders of Allowed GACP Prepetition Claims under this Plan. A separate subclass shall be created for each Debtor, Classes 3A through 3G.

D.     Noteholder Prepetition Claims (Classes 4 A-G). All Noteholder Prepetition Claims are deemed to have been satisfied in full by the entry of the Cash Collateral Order and the payment of any amounts required thereunder, and the Debtors do not anticipate further distributions to holders of Allowed Noteholder Prepetition Claims under this Plan. A separate subclass shall be created for each Debtor, Classes 4A through 4G.

E.     Other Secured Claims (Classes 5 A-G). Each holder of an Allowed Other Secured Claim shall receive one or a combination of the following in the Debtors’ discretion, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, (i) Cash in an amount equal to the amount of such Allowed Other Secured Claim; (ii) the collateral securing such Allowed Other Secured Claims or proceeds thereof; (iii) the sale of the Collateral securing such Allowed Other Secured Claims, with the liens to attach to the proceeds of such sale; (iv) realization of the indubitable equivalent on account of such Claims; (v) deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the Effective Date, of at least the value of such holder’s interest in the Estates’ interest in such property or (vi) such other treatment as to which the Debtors and such Claimholder shall have agreed upon in writing (including without limitation any settlement agreement previously approved by the Bankruptcy Court). The foregoing consideration shall be determined on the later of the date that the Other Secured Claim becomes an Allowed Other Secured Claim or within sixty (60) days after the Effective Date. A separate subclass shall be created for each Debtor, Classes 5A through 5G. A separate further subclass will be created for each Other Secured Claimholder or each group thereof that shares collateral (if any). Janome (Class 5A1) and Simplicity (Class 5A2) shall receive the treatment set forth in the Plan Supplement.

F.     General Unsecured Claims (Classes 6 A-G). Each holder of a General Unsecured Claim shall be entitled to receive his, her or its Pro Rata Share of proceeds of the Available Assets. A separate subclass shall be created for each Debtor, Classes 6A through 6G.

G.     Interests and Securities Subordinated Claims (Classes 7 A-G). On the Effective Date, the Existing Stock and Interests shall be cancelled. Each holder of an Interest or Securities Subordinated Claim shall not receive anything on account of such Interest or Claim. Subject to the provisions of Article 9.J. of this Plan, on the occurrence of the Effective Date, the entry of the Confirmation Order shall act as an order approving and effecting the cancellation of all shares of the capital stock of the Debtors (and all securities convertible or exercisable for or evidencing any other right in or with respect to shares of the capital stock of the Debtors) outstanding immediately prior to the Effective Date without any conversion thereof or distribution with respect thereto. A separate subclass shall be created for each Debtor, Classes 7A through 7G.

ARTICLE 5
ACCEPTANCE OR REJECTION OF THIS PLAN

A.     Impaired Classes of Claims Entitled to Vote. Except as otherwise provided in order(s) of the Bankruptcy Court pertaining to solicitation of votes on this Plan, Classes 5A-G and 6 A-G are impaired and shall be entitled to vote to accept or reject this Plan.

B.     Classes Deemed to Accept the Plan. Classes 1 A-G, 2 A-G, 3 A-G and 4 A-G are unimpaired by this Plan. Pursuant to section 1126(f) of the Bankruptcy Code, Classes 1 A-G, 2 A-G, 3 A-G and 4 A-G are conclusively presumed to have accepted this Plan, and the votes of Claimholders in Classes 1 A-G, 2 A-G, 3 A-G and 4 A-G will therefore not be solicited.

C.     Classes Deemed to Reject the Plan. Holders of Claims and Interests in Classes 7A-G are not entitled to receive any distribution under the Plan on account of their Claims and Interests. Pursuant to section 1126(g) of the Bankruptcy Code, Classes 7A-G are impaired and are conclusively presumed to have rejected this Plan, and the votes of Claimholders and Interestholders in Classes 7A-G therefore will not be solicited.

D.     Nonconsensual Confirmation. If any impaired Class fails to accept this Plan, the Debtors intend to request that the Bankruptcy Court confirm this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to that Class.

ARTICLE 6
TREATMENT OF CLAIMS AGAINST MULTIPLE DEBTORS

A.     Joint Plan; Substantive Consolidation. The Plan is a joint plan, with all rights to recover from the Available Assets to be governed by the terms of the Plan. The Debtors will not pursue their intercompany claims against each other as part of the Plan. If and only to the extent that the Bankruptcy Court finds that it is necessary to effectuate the joint nature of the Plan, the Debtors move as part of confirmation of the Plan that the Debtors be substantively consolidated into a single entity for purposes of all actions under the Plan. In such case, entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors for Plan purposes. The Plan will provide for the same treatment of each class of claims on confirmation, regardless of whether the Bankruptcy Court orders substantive consolidation of the Estates. Under the Plan, (a) all assets and liabilities of the Debtors shall be deemed merged so that all of the assets of all of the Debtors shall be available to pay all of the liabilities of all of the Debtors as if they were one company, (b) any obligation of any of the Debtors and all guaranties thereof by or enforceable against any of the Debtors and any joint and several liability of the Debtors shall be treated as though they were a single obligation in the amount of the obligation of the primary obligor, (c) any Claim or Claims filed or to be filed against any of the Debtors in connection with any such obligation and any such guaranties or any such joint and several liability shall be treated as though they were a single Claim in the amount of the Claim against the primary obligor, (d) all such guaranties of the Debtors shall be deemed eliminated and extinguished, (e) all Claims of any Debtor against any other Debtor shall be cancelled and extinguished, and (f) no distributions shall be made under the Plan on account of any Interests of any of the Debtors in any of the other Debtors. Notwithstanding the occurrence of the Effective Date and regardless of whether the Debtors are substantively consolidated as part of this Plan, the Chapter 11 Cases of any Debtor entities may be dismissed by order of the Bankruptcy Court and each such entity may be excluded from this Plan. Nothing in this Article 6 shall augment or increase (i) the property that constitutes collateral or any offset or similar right securing any Claim or otherwise increase the secured portion of any Claim under Bankruptcy Code section 506(a), or (ii) the allowable amount of any Allowed Claim (including any Administrative Claim or Reclamation Claim). The Debtors reserve the right to seek confirmation of the Plan, with or without substantive consolidation, with any modifications that the Bankruptcy Court may order related to the foregoing. Without limiting the generality of the foregoing, if and to the extent that the Bankruptcy Court so orders, the holders of Claims owed by multiple Debtors may receive a supplemental Claim under the Plan to compensate them for the value of any additional recovery that would have otherwise been available to them but for the provisions set forth in this Article 6A.

ARTICLE 7
MEANS FOR IMPLEMENTATION OF THE PLAN

A.     Implementation of Plan. The Debtors propose to implement and consummate the Plan on and after the Effective Date.

B.     Liquidation of Estates. Prior to the Effective Date, the Debtors shall continue to wind down their businesses subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. On and after the Effective Date, the Estates shall be liquidated in accordance with this Plan, the Hancock Administrative Budget and applicable law, and the operations of the Debtors shall become the responsibility of the Responsible Person who shall thereafter have responsibility for the management, control and operation thereof, and who may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. The Responsible Person shall act as liquidating agent of and for the Estates from and after the Effective Date in order to implement the terms of this Plan. The Responsible Person shall be both authorized and obligated, as agent for and on behalf of the Estates, to take any and all actions necessary or appropriate to implement this Plan or wind up the Estates in accordance with applicable law, including any and all actions necessary to (i) liquidate the Assets of the Debtors and the Estates, (ii) investigate, prosecute, release, compromise and, if necessary, litigate, any Right of Action on behalf of the Debtors and the Estates, (iii) defend, protect and enforce any and all rights and interests of the Debtors and the Estates, (iv) make any and all Distributions required or permitted to be made under this Plan, (v) file any and all reports, requests for relief or opposition thereto, (vi) dissolve the Debtors, terminate joint ventures, or otherwise wind up any corporate entity owned by the Debtors and the Estates (vii) file post-Effective Date reports as required pursuant to applicable statute or the Bankruptcy Court and pay all statutory fees pursuant to Article 12.B hereof and (viii) pay any and all claims, liabilities, losses, damages, costs and expenses incurred in connection therewith or as a result thereof, including all fees and expenses of his or her Professionals, the Debtors’ and the Post-Effective Date Committee’s Professionals accruing from and after the Confirmation Date, to the extent such payment of such amounts are included in the Hancock Administrative Budget, as may be modified or amended by the Responsible Person following consultation with the Post-Effective Date Committee, without any further application to the Bankruptcy Court. Notwithstanding anything to the contrary herein, any settlement, dismissal or other compromise of the Simplicity Litigation, the Sykel Litigation, the Trilegiant Litigation or the Westlake Litigation shall be subject to Bankruptcy Court approval following notice and a hearing, pursuant to Bankruptcy Rule 9019 and all Post-Effective Date Major Settlements shall be subject to Article 9.F hereof. The Responsible Person shall be authorized to execute such documents and take such other action as is necessary to effectuate this Plan and perform his or her duties as liquidating agent of and for the Estates, including authorization to execute such documents and take such other action on behalf of the Debtors. The Responsible Person shall also be authorized to retain professionals and may incur any reasonable and necessary expenses (up to the amounts set forth in the Hancock Administrative Budget) in the performance of his or her duties as liquidating agent of and for the Estates.

Appointment of the Post-Effective Date Committee. Until the Effective Date, the Creditors’ Committee shall continue in existence; provided, however, that as of the Effective Date, the Creditors’ Committee shall be reconstituted as the Post-Effective Date Committee and shall be comprised of one or more members of the Creditors’ Committee which members shall be designated by the Creditors’ Committee at least three (3) business days prior to the commencement of the Confirmation Hearing. The Post-Effective Date Committee shall not include any member of the Creditors’ Committee that is in litigation, in any state or Federal court or other court of competent jurisdiction, that (i) has been commenced as of March 8, 2017 and (ii) has not been finally adjudicated or dismissed with prejudice, with or against any of the Debtors, including without limitation litigation commenced prior to the Petition Date and adversary proceedings in the Chapter 11 Cases, regardless of whether any litigation was stayed as a result of the filing of Chapter 11 Cases. The Creditors’ Committee members who are not members of the Post-Effective Date Committee shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Creditors’ Committee members. In the event of death or resignation of any member of the Post-Effective Date Committee, the remaining members of the Post-Effective Date Committee shall have the right to designate a successor from among the holders of Allowed Class 6 Claims. If a Post-Effective Date Committee member assigns its Claim in full or releases the Debtors from payment of the balance of its Claim, such act shall constitute a resignation from the Post-Effective Date Committee. Until a vacancy on the Post-Effective Date Committee is filled, the Post-Effective Date Committee shall function in its reduced number. Following all payments being made to the holders of Allowed Unsecured Claims under the Plan, the Post-Effective Date Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Post-Effective Date Committee members, and the retention or employment of the Committee’s attorneys and Professionals shall terminate. The members of the Post-Effective Date Committee shall undertake their duties as specified in this Plan. With respect to all conduct while acting in such capacity, members of the Post-Effective Date Committee shall not assume or be deemed to have assumed any liability to creditors, the Debtors, or any other parties in interest in the Chapter 11 Cases and shall not be liable for any acts or omissions while acting in that capacity, except for bad faith and acts or omissions constituting malfeasance or gross negligence. The Post-Effective Date Committee shall have the right to retain counsel or other Professionals, which shall be paid reasonable fees and expenses by the Debtors. With respect to conduct taken in such capacity, the Post-Effective Date Committee shall benefit from each and every insurance policy obtained by or for the benefit of the officers or employees of the Debtors. Such authorization and benefits shall also extend to any, each and every successor, without reservation or limitation. The Responsible Person shall consult with the Post-Effective Date Committee, individually or collectively, concerning major decisions in the Chapter 11 Cases no less frequently than quarterly. Each member of the Post-Effective Date Committee shall recuse himself or herself from consultation on any matter affecting the Claims or Rights of Action of such member of the Post-Effective Date Committee or any person or entity with which such member of the Post-Effective Date Committee is in any way affiliated. The Post-Effective Date Committee, and its individual members, shall not be entitled to (i) receive material protected from disclosure by the attorney/client privilege, work product doctrine or other applicable privilege, except to the extent that receipt of such information is necessary, as reasonably determined by the Responsible Person, to carry out the duties of the Post-Effective Date Committee under the Plan, (ii) direct the Responsible Person, whose independent judgment and ability to act is expressly preserved except as set forth herein, (iii) make contractual commitments or take any action that would bind the Debtors or the Estates or (iv) receive compensation from the Debtors or the Estates for their service as members of the Post-Effective Date Committee. Distributions on account of scheduled or timely filed and allowed Claims shall not be considered compensation pursuant to this provision. Nothing set forth herein shall prohibit or limit the Responsible Person’s ability to consult with creditor representatives other than the members of the Post-Effective Date Committee, and the Responsible Person may consult with and seek advice from any creditors, whether individually or collectively, and in such manner that the Responsible Person deems appropriate.

C.     Rights and Duties of the Post-Effective Date Committee. As of the Effective Date, the Post-Effective Date Committee shall:

(i) have the right to make and file objections to Claims and to withdraw such objections;

(ii) have the right, jointly with the Responsible Person, to review and approve settlements and proposed releases or abandonment of Rights of Action by the Debtors where the amount in controversy exceeds $250,000, or the sale of the Debtors’ Assets in which the gross proceeds from a sale transaction exceed $200,000. All Post-Effective Date Major Settlements shall be subject to Article 9.F of this Plan. The Responsible Person or Post-Effective Date Committee, as the case may be, shall provide counsel for the other of the Post-Effective Date Committee or the Responsible Person with twenty-one (21) days’ written notice of any proposed settlement, release or abandonment of Rights of Action in which the amount in controversy exceeds $250,000 or sale of Assets in which the gross proceeds from a sale transaction exceed $200,000. If no objection is served on the Responsible Person or Post-Effective Date Committee, as the case may be, within twenty-one (21) days following the date of such notice, the Post-Effective Date Committee or Responsible Person, as the case may be, shall be deemed to have consented to such settlement, release, abandonment or sale. The Post-Effective Date Committee and the Responsible Person will consult in good faith before selling an Asset, settling or abandoning a Right of Action or filing a claim related to a Right of Action.  If there is ultimately no agreement between the two, then the Responsible Person shall have the right to ask the Bankruptcy Court to approve his or her proposed course of action and the Bankruptcy Court shall authorize the same if it is in the best interests of the Estates;

(iii) have the right to retain professionals; and

(iv) perform such additional functions as may be agreed to by the Responsible Person, are provided for in the Confirmation Order, or provided for by further Order of the Court entered after the Effective Date.

D.     Appointment of Responsible Person, Financial Advisor, and Litigation Counsel. The Responsible Person shall be appointed jointly by the Debtors and the Creditors’ Committee, subject to Bankruptcy Court approval. Upon the Effective Date, the Responsible Person shall be deemed elected and appointed by all requisite action under law as the sole board-appointed officer, shareholder-appointed director and (with respect to Debtor entities that are limited liability companies) manager for each of the Debtors and for all subsidiaries of the Debtors for all purposes and in all respects, with all necessary and appropriate power to act for, on behalf of and in the name of each of the Debtors and their respective subsidiaries, with the same power and effect as if each of his or her actions in furtherance of his or her duties as Responsible Person and as a board-appointed officer, shareholder-appointed director and (with respect to Debtor entities that are limited liability companies) manager for each of the Debtors and for all subsidiaries of the Debtors were explicitly authorized by the appropriate board of directors or shareholders, including without limitation the power to open, close and manage bank accounts, enter into business transactions within or without the ordinary course of business and authorize and benefit from any insurance policies and rights of indemnification, commence and pursue dissolution or winding up proceedings for any of the Debtors or their respective subsidiaries, to the extent necessary or appropriate, and to take any and all actions and execute all documents and instruments as may be necessary or appropriate in connection with such dissolution, winding up, bankruptcy or insolvency proceedings, subject only to the responsibilities and requirements imposed upon the Debtors by this Plan, the Bankruptcy Code and other applicable law, with such appointment deemed effective as of the Effective Date. The Responsible Person shall retain Marchese pursuant to the Marchese Retention Agreement as financial advisor to assist in managing the winddown of the Estates and Litigation Counsel to serve as counsel in connection with the Sykel Litigation and any litigation or contested matter involving members of the Post-Effective Date Committee. The Responsible Person may be removed for Cause by order of the Bankruptcy Court following notice (including without limitation a noticed motion filed by the Post-Effective Date Committee) and a hearing. As used in this Article 7.E, “Cause” shall be a judicial determination that the Responsible Person has engaged in willful misconduct, gross negligence or fraud or has otherwise materially and substantially failed to discharge the Responsible Person’s duties pursuant to this Plan, and such material and substantial failure has continued for sixty (60) days following the Responsible Person’s receipt of written notice (such notice to be concurrently served on the Debtors) specifically asserting such failures. If the Responsible Person is removed pursuant to this Article 7.E, or if the Responsible Person is unwilling or unable to continue to serve, the Bankruptcy Court shall appoint a successor Responsible Person in consultation with, and soliciting the recommendation of, the Post-Effective Date Committee. With respect to all conduct taken while acting in their respective capacities under this Plan, the Responsible Person shall benefit from each and every insurance policy obtained by or for the benefit of the officers or employees of any of the Debtors. Such authorization and benefits shall also extend to any, each and every successor, without reservation or limitation.

E.     Liability, Indemnification. The Responsible Person, Marchese, the Post-Effective Date Committee and all of their respective designees, employees or professionals or any duly designated agent or representative of the Responsible Person, Marchese, the Post-Effective Date Committee, or their respective employees, shall not be liable for the act or omission of any other member, designee, agent or representative of the Responsible Person, Marchese or the Post-Effective Date Committee, nor shall they be liable for any act or omission taken or omitted to be taken in their respective capacities, including as a board-appointed officer, shareholder-appointed director and (with respect to Debtor entities that are limited liability companies) manager for each of the Debtors and for all subsidiaries of the Debtors, other than acts or omissions resulting from willful misconduct, gross negligence or fraud. The Responsible Person and the Post-Effective Date Committee may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done, each in reasonable reliance upon the advice or opinions rendered by such persons. Notwithstanding such authority, the Responsible Person and the Post-Effective Date Committee shall not be under any obligation to consult with attorneys, accountants, financial advisors or agents, and their determination not to do so shall not result in the imposition of liability, unless such determination is based on willful misconduct, gross negligence or fraud. The Debtors and the Estates shall indemnify and hold harmless the Responsible Person, Marchese and the Post-Effective Date Committee and their designees and professionals, and all duly designated agents and representatives thereof (in their capacity as such), from and against and in respect of all liabilities, losses, damages, claims, costs and expenses, including, but not limited to attorneys’ fees and costs arising out of or due to such actions or omissions, or consequences of their actions or omissions with respect or related to the performance of their duties or the implementation or administration of this Plan; provided, however, that no such indemnification will be made to such persons for such actions or omissions if a court of competent jurisdiction has determined by final order that the challenged conduct occurred as a result of willful misconduct, gross negligence or fraud.

F.     Corporate Action. On the Effective Date, the matters under this Plan involving or requiring corporate action of the Debtors, including, but not limited to, actions requiring a vote or other approval of the board of directors, shareholders or members and execution of all documentation incident to this Plan, shall be deemed to have been authorized by the Confirmation Order and to have occurred and be in effect from and after the Effective Date without any further action by the Bankruptcy Court or the officers, directors or (with respect to Debtor entities that are limited liability companies) manager for each of the Debtors and for all subsidiaries of the Debtors.

G.     Continued Corporate Existence; Dissolution of the Debtors. The Board of Directors shall be reconstituted on the Effective Date as provided in Article 7.E hereof and shall consist solely of the Responsible Person. From and after the Effective Date, one or more of the Debtors shall remain in existence for the purpose of liquidating and winding up the Estates. As soon as practicable after the liquidation and the winding up of the Estates and the completion of distributions under this Plan, the Responsible Person shall file a certificate of dissolution in the applicable state of incorporation for each of the Debtors and the Debtors shall dissolve and cease to exist. Notwithstanding the occurrence of the Effective Date and regardless of whether the Debtors are substantively consolidated as part of this Plan, the Chapter 11 Cases of any Debtor entities may be dismissed by order of the Bankruptcy Court and each such entity may be excluded from this Plan. To the extent that the Debtors may be substantively consolidated as part of this Plan, the cases related to certain Estates may be closed prior to completion of distributions.

H.     Saturday, Sunday or Legal Holiday. If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

I.     Preservation of All Rights of Action. Except as otherwise provided in this Plan or in any contract, instrument, release or agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, all claims, causes or Rights of Action that the Debtors or the Estates may have against any person or entity will be preserved, including without limitation any and all Rights of Action the Debtors, the Estates or other appropriate party in interest may assert under Chapters 5 and 7 of the Bankruptcy Code, including without limitation sections 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of the Bankruptcy Code. Subject to the preceding sentence, the Responsible Person following consultation with the Post-Effective Date Committee will determine whether to bring, settle, release, compromise or enforce such claims, causes or Rights of Action, and will not be required to seek further approval of the Bankruptcy Court for such actions. The Responsible Person shall not be required to consult with any Post-Effective Date Committee member whose Claim is the subject of any such claims, causes or Rights of Action (including without limitation a Preference Action) by the Debtors or the Estates, and such Post-Effective Date Committee member shall recuse himself or herself from any discussion with the Responsible Person with respect thereto.

ARTICLE 8
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.     Assumed and Rejected Contracts and Leases. Except as otherwise provided in this Plan, each executory contract and unexpired lease as to which any of the Debtors is a party, including without limitation (y) any guaranties by any of the Debtors with respect to real estate leases and businesses of the Debtors, and (z) any obligations under leases assigned or subleased by the Debtors prior to the Petition Date (or agreements providing for the guarantee of the payment of rent or performance thereunder), shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code on the Effective Date, unless such executory contract or unexpired lease (i) shall have been previously assumed or rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume or reject pending on or before the Effective Date or (iii) is otherwise assumed pursuant to the terms of this Plan including, without limitation that certain Schedule of Assumed Contracts set forth as Exhibit B to this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections contemplated by this Plan pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Notwithstanding anything contained in this Plan to the contrary, this Plan shall constitute a motion to assume the executory contracts set forth in Exhibit B to this Plan. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, the Estates and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of any of the Debtors existing as of the Confirmation Date with respect to each such executory contract set forth in Exhibit B to this Plan. To the extent that the Bankruptcy Court determines otherwise with respect to any executory contract, the Debtors reserve the right to seek rejection of such executory contract or seek other available relief. The Estates reserve the right to assert that any property interest is an Asset of the Estates and is not subject to assumption or rejection as an executory contract. The Plan shall not affect contracts that have been assumed and assigned by order of the Bankruptcy Court prior to the Confirmation Date.

B.     Rejection Damages Bar Date. If a Claim arises from the rejection of any executory contract or unexpired lease (including claims under section 365(d)(3) of the Bankruptcy Code), then such Claim shall be barred and not be enforceable against any of the Debtors or the Estates or such entities’ properties unless a proof of claim asserting such Claim is filed with the Bankruptcy Court and served on the Debtors within thirty (30) days after the Effective Date or such earlier date previously set by order of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, all such Claims arising from the rejection of executory contracts shall be treated as General Unsecured Claims under this Plan.

C.     Insurance Policies. To the extent that any or all of the insurance policies set forth in Exhibit A to this Plan are considered to be executory contracts, then notwithstanding anything contained in this Plan to the contrary, this Plan shall constitute a motion to assume the insurance policies set forth in Exhibit A to this Plan. Subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtors, the Estates and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of any of the Debtors existing as of the Confirmation Date with respect to each such insurance policy set forth in Exhibit A to this Plan. To the extent that the Bankruptcy Court determines otherwise with respect to any insurance policy, the Debtors reserve the right to seek rejection of such insurance policy or other available relief.

ARTICLE 9
PROVISIONS GOVERNING DISTRIBUTIONS AND CLAIMS ADMINISTRATION

A.     Hancock Senior Claims Reserve and Hancock Administrative Fund. Prior to making any distribution on account of Allowed General Unsecured Claims, the Debtors shall establish (i) the Hancock Senior Claims Reserve and (ii) the Hancock Administrative Fund. In addition, the Responsible Person shall manage a Disputed Claims Reserve for the treatment of Disputed Claims other than Administrative Claims. The Debtors shall deposit from the Available Assets into the Disputed Claims Reserve an amount equal to the Pro Rata Share of the Distribution allocable to Disputed Claims, as if such claims were Allowed Claims as and to the extent provided herein. The Disputed Claims Reserve shall be held in trust by the Responsible Person for the benefit of holders of Allowed Claims whose Distributions are unclaimed and the holders of such Disputed Claims pending a determination of such claimants’ entitlement thereto pursuant to the terms of this Plan. After the Effective Date, the Responsible Person shall make distributions to the holders of Allowed Senior Claims which become Allowed after the Effective Date from the Hancock Senior Claims Reserve. Any amounts remaining in (i) the Hancock Senior Claims Reserve after payment of all Allowed Senior Claims, (ii) the Disputed Claims Reserve and (iii) the Hancock Administrative Fund after payment of all costs and expenses of liquidating and administering the Estates shall be distributed to the holders of other Claims as soon as practicable and in accordance with the provisions of this Plan. The amount of the Hancock Senior Claims Reserve shall be established by the Debtors in consultation with the Committee. The Bankruptcy Court shall have the authority to determine the amount of the Hancock Senior Claims Reserve to the extent of any dispute related thereto. In the case of any Claim based upon disputed ownership of an asset (including any Disputed Consignment Claim) or any other Claims subject to litigation, the Cash amount reserved shall not exceed the net cash proceeds received by the Debtors from the disposition of the assets in dispute (after accounting for the Debtors’ contractual share and cost of sales) unless the Bankruptcy Court orders otherwise by Final Order.

B.     Responsible Person as Disbursing Agent. The Responsible Person shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Responsible Person, with the cooperation of such Servicer, shall make such distributions. The Responsible Person shall serve without bond in connection with his or her obligations under this Plan. The appointment of the Responsible Person as disbursing agent shall be approved by the Bankruptcy Court in accordance with this Plan and confirmed by the Bankruptcy Court as part of the Confirmation Order. The fees and expenses incurred by any of the Debtors and/or the Responsible Person in connection with his, her or its duties hereunder shall be paid from the Hancock Administrative Fund.

C.     Time and Manner of Distributions. Except as otherwise provided in this Plan or ordered by the Bankruptcy Court, distributions with respect to Claims that, on the Effective Date, are Allowed Claims, shall be made on or as promptly as practicable after the Effective Date, subject to the discretion of the Responsible Person. Distributions with respect to or as a result of Claims that become Allowed Claims after the Effective Date shall be made as soon as practicable after such Claim becomes an Allowed Claim subject to the other terms of this Plan, subject to the discretion of the Responsible Person. At the option of the Responsible Person, monetary distributions may be made in Cash, by wire transfer or by a check drawn on a domestic bank. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution shall be made to the holder on account of such portion of the Claim that constitutes a Disputed Claim unless and until such Disputed Claim becomes Allowed. Nothing contained herein, however, shall be construed to prohibit or require payment or distribution on account of any undisputed portion of a Claim and, when only a portion of a Claim is disputed, interim or partial distributions may be made with respect to the portion of such Claim that is not disputed, in the discretion of the Responsible Person following consultation with the Post-Effective Date Committee. The Responsible Person is not obligated to make a final Distribution if, in consultation with the Post-Effective Date Committee, he or she determines that there are insufficient Available Assets to make a cost-efficient Distribution, taking into account the size of the Distribution to be made and the number of recipients of such Distribution, in which event such funds, in the Responsible Person’s discretion following consultation with the Post-Effective Date Committee, will be donated to a reputable charitable organization.

D.     Delivery of Distributions. Distributions to Allowed Claimholders shall be made by the Responsible Person or the appropriate Servicers (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholder if no motion requesting payment or proof of claim is filed or the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Responsible Person after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Responsible Person has not received a written notice of a change of address or (d) in the case of a Claimholder whose Claim is governed by an agreement or administered by a Servicer, at the addresses contained in the official records of such Servicer. All distributions to Holders of Senior Subordinated Note Claims shall be governed by the Indenture. Notwithstanding any provisions in this Plan to the contrary, the Indenture will continue in effect to the extent necessary to allow the Indenture Trustee to (i) receive and make distributions pursuant to this Plan on account of the Allowed Claims of Holders of the Senior Subordinated Notes, (ii) exercise its charging lien against any such distributions and (iii) seek compensation and reimbursement for reasonable fees and expenses incurred in making such distributions.

E.     Undeliverable Distributions. If a Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Responsible Person or the appropriate Servicer is notified of such Claimholder’s then current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Responsible Person. All funds or other undeliverable distributions returned to the Responsible Person and not claimed within six (6) months of return shall be with respect to Claims in Classes 6 A-F distributed to the other creditors of Classes 6 A-F in accordance with the provisions of the Plan applicable to distributions to that Class.

F.     Claims Administration Responsibility.

1.     Reservation of Rights to Object to Claims. Unless a Claim is specifically Allowed pursuant to or under this Plan, or otherwise Allowed prior to or after the Effective Date, the Debtors, the Responsible Person and the Post-Effective Date Committee reserve any and all objections to any and all Claims and motions or requests for the payment of Claims, whether administrative expense, secured or unsecured, including without limitation any and all objections to the validity or amount of any and all alleged Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, liens and security interests, whether under the Bankruptcy Code, other applicable law or contract. The Debtors’ failure to object to any Claim in the Chapter 11 Cases shall be without prejudice to the Responsible Person’s and/or the Post-Effective Date Committee’s right to contest or otherwise defend against such Claim in the Bankruptcy Court when and if such Claim is sought to be enforced by the holder of the Claim.

Objections to Claims and Post-Effective Date Major Settlements. Prior to the Effective Date, the Debtors shall be responsible for pursuing any objection to the allowance of any Claim. From and after the Effective Date, the Responsible Person will retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving and making distributions (if any) with respect to all Claims. Nothing herein limits the right of any other party in interest to file an objection to a Claim, but the Debtors and the Responsible Person shall have final authority to settle or otherwise resolve any such objection as provided herein. As a condition to the validity and effectiveness of any Post-Effective Date Major Settlement (including without limitation allowance of Senior Claims), the Responsible Person shall file a notice in the Chapter 11 Cases that provides fifteen (15) days’ written notice of such proposed Post-Effective Date Major Settlement. If no objection is filed and/or served on the Responsible Person within fifteen (15) days following the filing date of such notice, all parties in interest shall be deemed to have consented to such Post-Effective Date Major Settlement. If an objection to any such Post-Effective Date Major Settlement is timely filed, and the objection cannot be consensually resolved, the Bankruptcy Court shall adjudicate the matter. Any party in interest shall have standing to object to any Post-Effective Date Major Settlement.

2.     Filing Claims Objections. An objection to a Claim shall be deemed properly served on the Claimholder if the Debtors, the Responsible Person or the Post-Effective Date Committee effect service by any of the following methods: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or interest or any attachment thereto or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the behalf of the Claimholder in the Chapter 11 Cases.

3.     Determination of Claims. Except as otherwise agreed by the Debtors, any Claim as to which a proof of claim or motion or request for payment was timely filed in the Chapter 11 Cases may be determined and liquidated pursuant to (i) an order of the Bankruptcy Court or (ii) applicable non-bankruptcy law (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending), and shall be deemed in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this Article 9.F. shall constitute or be deemed a waiver of any claim, right, or Rights of Action that the Debtors or the Responsible Person may have against any Person in connection with or arising out of any Claim or Claims, including without limitation any rights under Section 157(b) of title 28 of the United States Code.

G.     Procedures for Treating and Resolving Disputed and Contingent Claims.

1.     No Distributions Pending Allowance. No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim; provided, however, that in the event that only a portion of such Claim is an Allowed Claim, the Responsible Person may make, in his or her discretion, a distribution pursuant to this Plan on account of the portion of such Claim that becomes an Allowed Claim.

2.     Claim Estimation. The Debtors or the Responsible Person (following consultation with the Post-Effective Date Committee) may request estimation or limitation of any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code; provided, however, that the Bankruptcy Court shall determine (i) whether such Disputed Claims are subject to estimation pursuant to section 502(c) of the Bankruptcy Code and (ii) the timing and procedures for such estimation proceedings, if any. The Responsible Person shall not be required to consult with any Post-Effective Date Committee member whose Claim is the subject of a request for estimation or limitation, and such Post-Effective Date Committee member shall recuse himself or herself from any discussion with the Responsible Person with respect thereto.

H.     Setoffs and Recoupments. The Responsible Person (following consultation with the Post-Effective Date Committee) may, but shall not be required to, set off against or recoup from the payments to be made pursuant to this Plan with respect to any Claim, and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Responsible Person of any such claim that the Debtors or the Responsible Person may have against such Claimholder. The Responsible Person shall not be required to consult with any Post-Effective Date Committee member whose Claim is the subject of a setoff or recoupment, and such Post-Effective Date Committee member shall recuse himself or herself from any discussion with the Responsible Person with respect thereto.

I.     Allowance of Claims Subject to Bankruptcy Code Section 502(d). Allowance of Claims shall be in all respects subject to the provisions of section 502(d) of the Bankruptcy Code.

J.     Cancellation of Existing Stock and Interests. On the Effective Date, (a) the Existing Stock, Interests and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors will be cancelled and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Stock, Interests and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors will be released and discharged, and the holders thereof shall have no rights against the Debtors, the Responsible Person or the Estates, and such instruments shall evidence no such rights, except the right to receive the distributions provided for in this Plan. The Debtors’ certificates of incorporation will include a provision prohibiting the issuance of any non-voting equity securities, and will otherwise comply with sections 1123(a)(6) and (7) of the Bankruptcy Code. The charter will further provide for the issuance of one share of stock. This share will be issued to the Responsible Person, who will hold such share in trust for the benefit of the holders of Allowed Claims. The Responsible Person shall have the ability to vote the Debtors’ post-Effective Date Interests through his or her possession and voting control of the post-Effective Date stock, provided that the Indenture will continue in effect to the extent necessary to allow the Indenture Trustee to (i) receive and make distributions pursuant to the Plan on account of the Allowed Claims of Holders of the Notes, (ii) exercise its charging lien against any such distributions and (iii) seek compensation and reimbursement for reasonable fees and expenses incurred in making such distributions.

K.     No Interest on Claims. Unless otherwise specifically provided for in this Plan, Confirmation Order or a postpetition agreement in writing between the Debtors and a Claimholder, postpetition interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. In addition, and without limiting the foregoing, interest shall not accrue on or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim or becomes an Allowed Claim.

L.     Surrender of Cancelled Instruments. As a condition precedent to receiving any distribution on account of its Allowed Claims, each record Holder of a Noteholder Prepetition Claim shall be deemed to have surrendered the certificates or other documentation underlying each such Claim, and all such surrendered certificates and other documentation shall be deemed to be canceled, except to the extent otherwise provided herein.

M.     Withholding Taxes. The Responsible Person shall be entitled to deduct any federal, state or local withholding taxes from any payments under this Plan. As a condition to making any distribution under this Plan, the Responsible Person may require that the holder of an Allowed Claim provide such holder’s taxpayer identification number and such other information and certification as the Responsible Person may deem necessary to comply with applicable tax reporting and withholding laws.

ARTICLE 10
EFFECTS OF PLAN CONFIRMATION

A.     Injunction. Except as otherwise expressly provided in this Plan or in the Confirmation Order, and except in connection with the enforcement of the terms of this Plan or any documents provided for or contemplated in this Plan, all entities who have held, hold, or may hold Claims against or Interests in the Debtors or the Estates that arose prior to the Effective Date are permanently enjoined from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtors, the Responsible Person, or the Estates, or any property of the Debtors, the Responsible Person, or the Estates, with respect to any such Claim or Interest; (b) the enforcement, attachment, collection, or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Debtors, the Responsible Person, or the Estates, or any property of the Debtors, the Responsible Person, or the Estates, with respect to any such Claim or Interest; (c) creating, perfecting or enforcing, directly or indirectly, any Lien or encumbrance or any kind against the Debtors, the Responsible Person, or the Estates, or any property of the Debtors, the Responsible Person, or the Estates, with respect to any such Claim or Interest; (d) asserting, directly or indirectly, any setoff, or recoupment of any kind against any obligation due the Debtors, the Responsible Person, or the Estates, or any property of the Debtors, the Responsible Person, or the Estates, with respect to any such Claim or Interest, unless approved by the Bankruptcy Court (including without limitation obtaining such Bankruptcy Court approval at the time of adjudication of the related action); and (e) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan with respect to such Claim or Interest. Without limiting the foregoing, the automatic stay provided under Bankruptcy Code section 362(a) shall remain in effect, subject to Article 10.D hereof. Nothing contained in this Article 10.A. shall prohibit the holder of a timely-filed proof of Claim or Interest from litigating its right to seek to have such Claim or Interest declared an Allowed Claim or Interest and paid in accordance with the distribution provisions of this Plan, or enjoin or prohibit the interpretation or enforcement by the holder of such Claim or Interest of any of the obligations of the Debtors or the Responsible Person under this Plan. The Confirmation Order shall also constitute an injunction enjoining any Person from enforcing or attempting to enforce any Right of Action against any present or former shareholder, director, officer, employee, attorney, or agent of the Debtors based on, arising from or related to any failure to pay, or make provision for payment of, any amount payable with respect to any Priority Tax Claim on which the payments due under Article 3.E. of this Plan have been made or are not yet due under Article 3.E. of this Plan.

B.     Exculpation and Limitation of Liability. The Debtors, the Creditors’ Committee in its capacity as such, the Post-Effective Date Committee in its capacity as such, and any such parties’ respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents, who served on or after the Petition Date, and any of such parties’ successors and assigns, shall not have or incur any claim, obligation, Rights of Action, or liability to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors’ Chapter 11 Cases, negotiation and filing of this Plan, filing the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence and except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

C.     Pension Plan Fiduciary Liability. Notwithstanding anything herein to the contrary, neither this Plan nor the Confirmation Order shall release any non-Debtor party from fiduciary liability pursuant to applicable law with respect to the Pension Plan.

D.     Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, this Plan, or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the later of (i) closing of the Chapter 11 Cases or (ii) the dissolution of all of the Debtors. Rights of setoff and recoupment of any Person are preserved for the purpose of asserting such rights as a defense to any Claim or Right of Action of the Debtors or their Estates, as applicable, and regardless of whether such Person is the Holder of an Allowed Claim.

ARTICLE 11
CONDITIONS PRECEDENT

A.     Conditions to the Effective Date. This Plan shall not become effective unless and until each of the following conditions shall have been satisfied in full in accordance with the provisions specified below:

1.     The Bankruptcy Court shall have approved by Final Order a disclosure statement with respect to this Plan in form and substance acceptable to the Debtors following consultation with the Creditors’ Committee.

2.     The Confirmation Order shall be in form and substance acceptable to the Debtors following consultation with the Creditors’ Committee.

3.     The Confirmation Order shall have been entered by the Bankruptcy Court and shall not be subject to any stay of effectiveness, the Confirmation Date shall have occurred and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.

4.     The Hancock Senior Claims Reserve and the Hancock Administrative Fund shall have been established in accordance with the terms of this Plan.

5.     The appointment of the Responsible Person and Marchese shall have been confirmed by order of the Bankruptcy Court.

6.     The Effective Date shall occur by no later than September 30, 2017.

B.     Revocation, Withdrawal or Non-Consummation of Plan. If after the Confirmation Order is entered, each of the conditions to effectiveness has not been satisfied or duly waived on or by forty-five (45) days after the Confirmation Date, then upon motion by the Debtors or the Creditors’ Committee, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to effectiveness is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. As used in the preceding sentence, a condition to effectiveness may only be waived by a writing executed by the Debtors. If the Confirmation Order is vacated pursuant to this Article 11.B., this Plan shall be null and void in all respects, and nothing contained in this Plan shall (i) constitute a waiver or release of any Claims against or Interests in the Debtors, (ii) prejudice in any manner the rights of the holder of any Claim against or Interest in the Debtors or (iii) prejudice in any manner the rights of the Debtors in the Chapter 11 Cases.

ARTICLE 12
ADMINISTRATIVE PROVISIONS

A.     Retention of Jurisdiction. This Plan shall not in any way limit the Bankruptcy Court’s post-confirmation jurisdiction as provided under the Bankruptcy Code. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and have exclusive jurisdiction (to the extent granted by applicable law, including any provisions permitting mandatory or discretionary withdrawal of such jurisdiction) over any matter arising out of, and related to, the Chapter 11 Cases and this Plan, including without limitation the following matters:

1.     To hear and determine motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

2.     To adjudicate any and all adversary proceedings, motions, applications and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or this Plan, proceedings to adjudicate the allowance of Disputed Claims and all controversies and issues arising from or relating to any of the foregoing;

3.     To adjudicate any and all disputes over the ownership of a Claim or Interest;

4.     To adjudicate any and all disputes arising from or relating to the distribution or retention of consideration under this Plan;

5.     To ensure that distributions to Allowed Claimholders are accomplished as provided herein;

6.     To hear and determine any and all objections to the allowance or estimation of Claims filed, both before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

7.     To enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

8.     To issue orders in aid of execution, implementation or consummation of this Plan;

9.     To consider any modifications of this Plan, to cure any defect or omission or to reconcile any inconsistency in any order of the Bankruptcy Court, including without limitation the Confirmation Order;

10.     To hear and determine all Fee Applications for allowance of compensation and reimbursement of Professional Claims under this Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

11.     To hear and determine all motions requesting allowance of an Administrative Claim;

12.     To determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation and reimbursement of expenses of parties entitled thereto;

13.     To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of this Plan or the Confirmation Order including disputes arising under agreements, documents or instruments executed in connection with this Plan;

14.     To hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

15.     To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

16.     To hear any other matter not inconsistent with the Bankruptcy Code;

17.     To hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

18.     To enter a final decree closing the Chapter 11 Cases; and

19.     To enforce all orders previously entered by the Bankruptcy Court.

B.     Payment of Statutory Fees. All fees payable through the Effective Date pursuant to section 1930 of Title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date. All fees payable after the Effective Date pursuant to section 1930 of Title 28 of the United States Code shall be paid by the Responsible Person from the Assets of the Estates.

C.     Headings. Headings are used in this Plan for convenience and reference only and shall not constitute a part of this Plan for any other purpose.

D.     Binding Effect of Plan. On and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Interest in, the Debtors, the Estates and their respective successors or assigns, whether or not the Claim or Interest of such holders is impaired under the Plan and whether or not such holder has accepted this Plan. The rights, benefits and obligations of any entity named or referred to in the Plan, whose actions may be required to effectuate the terms of the Plan, shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity (including, without limitation, any trustee appointed for the Debtors under Chapters 7 or 11 of the Bankruptcy Code).

E.     Final Order. Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtors upon written notice to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

F.     Amendments and Modifications. The Debtors may alter, amend or modify this Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of this Plan with respect to any Debtor as defined in section 1101(2) of the Bankruptcy Code, any Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of this Plan.

G.     Withholding and Reporting Requirements. In connection with this Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

H.     Tax Exemption. Pursuant to section 1146 of the Bankruptcy Code, any transfers from a Debtor or the Responsible Person to any other Person or entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property, or the issuance, transfer or exchange of any security under this Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by this Plan, including, without limitation, any transfers to or by the Responsible Person of the Debtors’ property in implementation of or as contemplated by this Plan (including, without limitation, any subsequent transfers of property by the Responsible Person) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

I.     Termination of the Creditors’ Committee. Upon the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to obligations arising under confidentiality agreements, joint interest agreements, and protective orders entered during the Chapter 11 Cases which shall remain in full force and effect according to their terms; applications for Professional Claims; requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in the Chapter 11 Cases; and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order.

J.     Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless specifically stated, the laws of the State of Delaware shall govern the construction and implementation of this Plan, any agreements, documents and instruments executed in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control), and corporate governance matters.

K.     Conflicts. In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of the Plan shall govern.

L.     Notices. Any notices required under the Plan or any notices or requests of the Debtors or the Responsible Person by parties in interest under or in connection with the Plan shall be in writing and served either by (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) reputable overnight delivery service, all charges prepaid, and shall be deemed to have been given when received by the following parties:

If to the Debtors or the Responsible Person:

Debtors:                                                                  Responsible Person:
Hancock Fabrics, Inc.                                           [                 ]
P.O. Box 4440                                                         [                 ]
Tupelo, MS 38803                                                 [                 ]
Attn: Steven R. Morgan

in each instance, with a copy to:

Counsel to the Debtors
O’Melveny & Myers LLP
400 South Hope Street, 18th Floor
Los Angeles, CA 90071
Attn: Stephen H. Warren, Esq.
          Karen Rinehart, Esq.

O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
Attn: Jennifer Taylor, Esq.

in each instance, with a copy to:

Counsel to the Official Committee of Unsecured Creditors
Hahn & Hessen LLP
488 Madison Avenue
New York, NY 10022
Attn: Mark S. Indelicato, Esq.
          Janine Figueiredo, Esq.

Dated: Tupelo, Mississippi June 7, 2017	Respectfully submitted,
HANCOCK FABRICS, INC. on behalf of the Debtors and Debtors-in- Possession

/s / _Steven R. Morgan Its: Chief Executive Officer

EXHIBIT A

INSURANCE POLICIES

EXHIBIT B

SCHEDULE OF ASSUMED CONTRACTS